UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
___________________________________

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INGEVITY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 11, 2019

To our Stockholders:
It is our pleasure to invite you to attend our annual meeting of stockholders, which is to be held on April 25, 2019 at The Daniel Island Club, 600 Island Park Drive, Charleston, South Carolina. The meeting will begin at 9:30 a.m., local time. The following Notice of the 2019 Annual Meeting of Stockholders outlines the business to be conducted at the meeting.
We are utilizing Internet delivery as our primary means of distributing proxy materials to our stockholders this year. Accordingly, most stockholders will not receive paper copies of our proxy materials. We will instead send stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how to vote online and how to obtain paper copies of our proxy materials if you so choose.
Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to ensure that your shares will be represented and voted. You may vote via the Internet, by telephone or, if you elect to receive a paper proxy card in the mail, by mailing the completed proxy card. If you attend the Annual Meeting, you may vote your shares in person even if you have previously voted by proxy.
Your vote is important. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend in person.
We look forward to seeing you at the meeting.
Best regards,
D. Michael Wilson
Chief Executive Officer & President

Notice of Annual Meeting of Stockholders
TIME: 9:30 a.m., Eastern Daylight Time, on Thursday, April 25, 2019
PLACE: The Daniel Island Club, 600 Island Park Dr., Charleston, SC
You are invited to the 2019 Annual Meeting of Stockholders of Ingevity Corporation (the "Company".) We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:

1.	Elect each of the nine director nominees named in this proxy statement for a one-year term or until his or her successor is duly elected and qualified;

2.	Approve on an advisory (non-binding) basis the compensation paid to our named executive officers (Say-on-Pay);

3.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

4.
Approve an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate") to eliminate the supermajority vote requirement with respect to certain Certificate and By-Law amendments by stockholders, and to remove certain obsolete provisions; and

5.	Transact such other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.
Holders of record of Ingevity’s Common Stock as of the close of business on February 25, 2019 are entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.
DATE MATERIALS FIRST MADE AVAILABLE TO STOCKHOLDERS: March 11, 2019
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 25, 2019: Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at http://ir.ingevity.com under the Financial Information tab.
INTERNET AVAILABILITY OF PROXY MATERIALS:
In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our Proxy Materials if they so choose. If you received a hard copy of our materials, and you wish to use electronic delivery in the future, you may elect to receive future notices, proxy materials and annual reports electronically by following the instructions in this Proxy Statement.
Your vote is very important. After reading the Proxy Statement, please submit your proxy as soon as possible by the Internet, telephone, or mail. Submitting your proxy by one of these methods will ensure your representation at the Annual Meeting regardless of whether you attend the meeting in person.
By Order of the Board of Directors,
Katherine Pryor Burgeson
Secretary

INGEVITY CORPORATION
5255 VIRGINIA AVE
N. CHARLESTON, SOUTH CAROLINA 29406
PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 25, 2019
TABLE OF CONTENTS:

PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (SAY-ON-PAY)	46
PROPOSAL NO. 3 — TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	47
PROPOSAL NO. 4 — TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTE REQUIREMENT WITH RESPECT TO CERTAIN CERTIFICATE AND BY-LAW AMENDMENTS BY STOCKHOLDERS AND TO REMOVE CERTAIN OBSOLETE PROVISIONS	49
QUESTIONS AND ANSWERS REGARDING STOCKHOLDER COMMUNICATIONS, STOCKHOLDER PROPOSALS AND COMPANY DOCUMENTS	50
APPENDIX A — AMENDMENT TO THE CERTIFICATE OF INCORPORATION	52
APPENDIX B — NON-GAAP FINANCIAL MEASURES	54

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING, PROXY SOLICITATION AND VOTING INFORMATION

Why did I receive these materials?
You received these materials (the “Proxy Materials”) because you owned shares of common stock (the “Common Stock”) of Ingevity Corporation, a Delaware corporation (“Ingevity,” the “Company,” “we,” “us,” and “our”), as of the close of business on February 25,

2019 (the “Record Date”) and are therefore entitled to vote at Ingevity’s annual meeting of stockholders to be held on April 25, 2019 (the “Annual Meeting”).

Why did I receive a Notice regarding the availability of Proxy Materials instead of printed Proxy Materials?
This year, most stockholders received a Notice Regarding the Availability of Proxy Materials (the “Notice”) instead of a full set of printed proxy materials. The Notice provides access to our Proxy Materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as costs associated with mailing these materials to stockholders. On or around March 11, 2019, we began mailing the Notice to our stockholders of record as of February 25, 2019, and posted our Proxy Materials on the website referenced in the Notice (http://ir.ingevity.com). As more fully described in the Notice, stockholders may choose to access our Proxy Materials on the website or may request to receive a printed set of our Proxy Materials. The Notice and website provide information regarding how you may request to receive Proxy Materials in printed form by mail or electronically by email for this meeting and on an ongoing basis.

What is included in the Proxy Materials?
The Proxy Materials include the Notice of the Annual Meeting, our proxy statement for the Annual Meeting (the “Proxy Statement”) and our 2018 annual report to stockholders (the “Annual Report”), which includes our Annual Report on Form 10-K for the year ended

December 31, 2018. These materials provide you with important information about the Company, the Annual Meeting and the proposals to be voted on at the Annual Meeting.

What is a proxy?
A proxy is your legal designation of another person to vote the stock you own as of the Record Date in the manner you direct. The person you designate to vote your shares is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Katherine P. Burgeson and Ryan C. Fisher to serve as proxies for the Annual Meeting. The proxies also may be voted at any adjournments or postponements of the meeting.

The Company’s Board of Directors (the "Board") is soliciting proxies for use at the Annual Meeting. A proxy statement is a document we give you when we are soliciting your vote pursuant to Securities and Exchange Commission (“SEC”) regulations.

INGEVITY - 2019 Proxy Statement - 1

How do I vote?
Your voting method depends on whether you are a stockholder of record or a beneficial owner.
Stockholder of Record. If you are a stockholder of record, you may vote using one of the following methods:

•	Over the Internet.

•	By telephone.

•	If you have requested to receive a paper proxy card in the mail, by completing, signing and returning the paper proxy card.

•	By attending the Annual Meeting and voting in person.

The Notice provides instructions on how to access the Proxy Materials and how to vote via the Internet. For those stockholders who request to receive a paper proxy card in the mail, instructions for voting via the Internet, by telephone or by mail are set forth on the paper proxy card. Please follow the directions on your proxy card carefully. Even if you plan to attend the Annual Meeting in person, we encourage you to vote your shares ahead of time.
Beneficial Owner. If you are a beneficial owner, you may vote by following the instructions on the voting instruction form or notice provided to you by the bank or broker that holds your shares.

May I revoke my proxy and change my vote?
If you are a stockholder of record, you may revoke your proxy and change your vote before the polls close at the Annual Meeting by doing one of the following:

•	Voting again by telephone or over the Internet prior to 11:59 p.m., Eastern Daylight Time, on April 24, 2019.

•	Giving written notice to the Corporate Secretary of the Company.

•	Delivering a later-dated proxy to the Company.

•	Voting in person at the Annual Meeting.
If you are a beneficial owner, please check your voting instruction form or contact the bank or broker that holds your shares for instructions on how to revoke or change your voting instruction.

What is the difference between a stockholder of record and a beneficial owner?
If your shares are registered in your name on the books and records of our transfer agent, you are a “stockholder of record.” We therefore sent the Notice or Proxy Materials directly to you.

If your shares are held for you in the name of your broker or bank, your shares are held in “street name” and you are considered the “beneficial owner” of your shares and the broker or bank is considered to be the stockholder of record.

If you are a beneficial owner, the Notice or Proxy Materials have been forwarded to you by the broker or bank that holds your shares and, as the beneficial owner, you have the right to direct your broker or bank on how to vote your shares by using the voting instruction form provided to you by your broker or bank.

Who is entitled to vote at the Annual Meeting?
All Ingevity stockholders who owned Common Stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting.

How many votes are entitled to be cast at the Annual Meeting?
Each Ingevity stockholder is entitled to one vote for each share of Common Stock owned as of the Record Date. There were 41,753,722 shares of Common Stock outstanding on the Record Date. There is no cumulative voting.

INGEVITY - 2019 Proxy Statement - 2

When and where is the Annual Meeting, and who may attend?
The Annual Meeting will be held on April 25, 2019 at 9:30 a.m., Eastern Daylight Time, at The Daniel Island Club, 600 Island Park Dr., Charleston, South Carolina. The meeting room will open at 9:00 a.m. and registration will begin at that time. Stockholders who are entitled to vote, and our invited guests, may attend the Annual Meeting.

What do I need to bring to attend the Annual Meeting?
What you need in order to attend the Annual Meeting depends upon whether you are a stockholder of record or beneficial owner.

Stockholders of Record. If you are a stockholder of record and plan to attend the Annual Meeting, please bring photo identification. Stockholders of record will be admitted only upon verification of ownership at the admission counter. Once admitted to the Annual Meeting, if they wish, stockholders of record may vote their shares in person by completing the ballot made available at the meeting.

Beneficial Owner. If you are a beneficial owner and plan to attend the Annual Meeting, you must present proof of your ownership of shares of Common Stock as of the Record Date, such as a bank or brokerage account statement, and photo identification. If you wish to vote at the Annual Meeting, you must also bring a legal proxy provided by the bank or broker that holds your shares.

How many votes must be present to hold the Annual Meeting?
In order for us to conduct the Annual Meeting, a majority of the shares outstanding as of the Record Date, or 20,876,862 shares, must be present in person or by proxy. This is referred to as a quorum. If a share is represented for any matter at the Annual Meeting, it is deemed to be present for quorum purposes. Abstentions and shares held of record by a bank or broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of shares present at the Annual Meeting. However, Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at such meeting.

What proposals will be voted on at the Annual Meeting?
The following proposals will be voted on at the Annual Meeting, along with any other business properly presented:

•	Proposal No. 1 — Election of the nine director nominees named in this Proxy Statement.

•	Proposal No. 2 — Approve on an advisory (non-binding) basis the compensation paid to our named executive officers (Say-on-Pay).

•	Proposal No. 3 — Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

•
Proposal No. 4 — Approve an amendment to the Amended and Restated Certificate of Incorporation (the "Certificate") to eliminate the supermajority vote requirement with respect to certain Certificate and By-Law amendments by stockholders, and to remove certain obsolete provisions.

•	Transact such other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.
The Board recommends that you vote “FOR” each of the nine director nominees named in Proposal 1 of this Proxy Statement and “FOR” Proposals 2, 3, and 4.

How many votes are needed to approve each proposal?
Proposal No. 1: To be elected as a director, each nominee will need to receive a majority of the votes cast, which means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” the director nominee. Any director nominee who is not elected shall offer to tender his or her resignation to the Chairman of the Board and the Nominating and Governance Committee. Abstentions and broker non-

votes will have no effect on the outcome of the election of directors.
Proposal No. 2: An affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve, on an advisory basis, the compensation paid to Ingevity’s named executive officers. Abstentions will have the same effect as voting

INGEVITY - 2019 Proxy Statement - 3

against this proposal because they are considered present and entitled to vote on this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Proposal No. 3: An affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2019. Abstentions will have the same effect as voting against this proposal because they are considered present and entitled to vote on this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Proposal No. 4: An affirmative vote of the holders of at least seventy-five percent (75percent) of the voting power of the Company’s stock then outstanding is required to approve the proposal to amend the Certificate to eliminate the supermajority voting provisions and certain obsolete provisions. Abstentions and broker non-votes will have the same effect as voting against this proposal.

What is discretionary voting by brokers and what is a broker non-vote?
If you are a beneficial owner and hold shares through an account with a bank or broker, your shares may be voted on certain matters even if you do not provide voting instructions. Brokerage firms have the discretionary authority under the New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on “routine” matters. The ratification of the appointment of PricewaterhouseCoopers LLP is considered a routine matter. The election of directors, the advisory approval of the Say-on-Pay proposal and proposal to amend the Certificate are not considered routine. When a matter is not routine and the brokerage firm has not received voting instructions from the beneficial owner, the brokerage firm cannot vote the shares on that matter. This is called a broker non-vote.

What if I do not specify a choice for a matter when returning a proxy?
Proxies signed and returned by stockholders of record that do not contain voting instructions will be voted:

•	“FOR” the election of each of the nine director nominees named in this Proxy Statement,

•	“FOR” the approval of the advisory Say-on-Pay proposal,

•	“FOR” the ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2019,

•	“FOR” the approval of the amendment to the Certificate, and

•	in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

INGEVITY - 2019 Proxy Statement - 4

Will there be any other matters of business addressed at the Annual Meeting?
As of the date of this Proxy Statement, we are not aware of any other matter that will be properly brought before the Annual Meeting. If other matters are properly introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.

Who bears the expenses of solicitation?
We will bear the cost of solicitation of proxies by the Board in connection with the Annual Meeting. We will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding Proxy Materials to beneficial owners of Common Stock held in their names. Proxies may be solicited by mail, in person, by telephone, facsimile or other means of communication by our officers and other employees. These people will receive no additional compensation for these services, but will be reimbursed for any expenses incurred by them in connection with these services.

What is Ingevity’s principal executive office address?
The address of Ingevity’s principal executive office is: 5255 Virginia Ave, N. Charleston, South Carolina 29406.

What is “householding” and how does it affect me?
"Householding" refers to a procedure allowed by the SEC to reduce the number of copies of the notice or proxy materials mailed to one address, unless their broker, bank or other nominee has received contrary instructions from any beneficial holder at that address. Under this procedure, we will deliver one Notice or one set of printed Proxy Materials to stockholders of record residing at the same address, unless we receive instructions from such stockholders to the contrary. If you reside at the same address as other stockholders of record and would like to receive a separate Notice or set of Proxy Materials, please contact us at 1-844-643-8489 (1-84-INGEVITY) or at Ingevity Corporation, 5255 Virginia Ave, N. Charleston, SC 29406, Attn: Katherine P. Burgeson, Secretary, and we will promptly deliver a separate set to you. If you and other stockholders of record residing at the same address received multiple Notices or sets of the Proxy Materials and would like to receive a single Notice or set in the future, please contact us as described above. Beneficial owners with questions about combined mailings should contact the bank or broker holding their shares.

INGEVITY - 2019 Proxy Statement - 5

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our Board of Directors has nominated for election as Directors at the Annual Meeting the nine nominees named below. Each nominee currently serves as a director of the Company, and other than Ms. Gulyas and Ms. Narwold, each nominee was elected by our stockholders to serve until the 2019 Annual Meeting of stockholders and until his or her successor has been elected and qualified.
Two of our nominees, Ms. Gulyas and Ms. Narwold, were elected by the Board to serve as directors since the last Annual Meeting. Ms. Gulyas was elected to the Board in February 2019 to serve as a director based on the recommendation to the Nominating and Goverance Committee of a company executive assisting the Company with its search. Ms. Narwold was elected to the Board in February 2019 based on the recommendation of the CEO of Albemarle Corporation where Ms. Narwold holds various positions.
Each director elected at the meeting will serve until the 2020 Annual Meeting of Stockholders and until his or her successor has been elected and qualified. Each director nominee has consented to being named in this proxy statement and to serving as a director if elected. If any nominee is unable to stand for election for any reason, the shares represented at our annual meeting may be voted for another candidate proposed by our Board, or our Board may choose to reduce its size.
At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the stockholders entitled to vote in the election, except that in the case of a contested election, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote in the election.
The Nominating and Governance Committee (the “Governance Committee”) recommended each of the individuals listed below for nomination. Based on this recommendation and each nominee’s credentials and experience outlined below, the Board has determined that each such nominee can make a significant contribution to the Board and should serve as a director of the Company.
Any director who is not elected shall offer to tender his or her resignation to the Chairman of the Board and the Governance Committee. The Governance Committee will promptly consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the tendered resignation and whether other action should be taken. The Board will act on the tendered resignation within 90 days following the stockholders’ meeting at which the election occurred. The Governance Committee, in making its recommendation, and the Board, in making its decision, may consider all the information, factors and alternatives it considers appropriate. Any director who offers his or her resignation pursuant to this provision may not participate in the Governance Committee deliberations and recommendation or in the Board’s decision whether to accept or reject the resignation offer.
The information below provides biographical information about each nominee for director, including information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that factored into the Board’s determination that the person should serve as a director of the Company. Except for Ms. Gulyas and Ms. Narwold who began board service in February 2019, each nominee has served as a director of Ingevity since the Company became public in May 2016.

The Board recommends a vote “FOR” each of the nine director nominees named in this Proxy Statement, each to serve for a one-year term or until his or her successor is duly elected and qualified.

INGEVITY - 2019 Proxy Statement - 6

Director Nominees
Jean S. Blackwell (age 64) Ms. Blackwell has served as a member of the Board of Directors, a member of the Compensation Committee, and Chair of the Nominating and Governance Committee of Celanese Corporation, a global technology and specialty materials company since March 2014. Since June 2018, she has served as a member of the Board of Directors, and a member of the Compensation Committee, of Johnson Controls International PLC, a global diversified technology and multi-industrial leader.  From 2007 through 2018, Ms. Blackwell served as a member of the Board of Directors of Essendant Inc. (formerly United Stationers Inc.), a leading national wholesale distributor of business products, where she was a member of the Audit and Governance Committees, having previously served as Chair of the Governance Committee and as Chair of the Compensation Committee.  She has also served as a member of the Board of Directors and Chair of the Audit Committee of Phoenix Companies, Inc., a life insurance company. Ms. Blackwell served as CEO of Cummins Foundation and Executive Vice President of Corporate Responsibility of Cummins Inc. from 2008 until her retirement in 2013. At Cummins she previously served as Executive Vice President and CFO, Vice President, Cummins Business Services, Vice President, Human Resources, and Vice President and General Counsel. Prior to joining Cummins, Ms. Blackwell served as the Budget Director for the State of Indiana, and as the Executive Director of the Indiana State Lottery Commission. Prior to her service on the State Lottery Commission, Ms. Blackwell was a partner at Bose McKinney & Evans LLP, where she practiced in the area of financial and real estate transactions. Ms. Blackwell has served, and continues to serve, on various non-profit boards.

Ms. Blackwell's qualifications to serve as a director include substantial experience in the areas of finance, law, and human resources, including in the role of Chief Financial Officer and General Counsel. She also has substantial senior executive experience in a number of roles including with a global publicly traded manufacturing company and serves on several other public company boards.

Luis Fernandez-Moreno (age 56) Mr. Fernandez-Moreno is the Sole Manager and Member of Strat and Praxis LLC, a consulting services company since June 2018.  He has served as a director on the board of Ascensus Specialties International LLC (formerly - VSI Intermediate Holdings LLC) a portfolio company of WindPoint Partners since December 2017.  He also serves as a director on the board of Oxea S.a.r.l. since June 2018, a subsidiary of Oman Oil Company.  He has also served as Senior Vice President of Ashland Inc., a specialty chemical company, from 2013, with service as President of its Chemicals Group from 2015 through 2017 and as President of Ashland Specialty Ingredients from 2013 until 2015. From 2012 to 2013, he was President of Ashland Water Technologies. Mr. Fernandez-Moreno served as Executive Vice President of HTH Water Products & Wood Protection for Arch Chemicals, Inc., from 2010 until 2011. Prior to joining Arch Chemicals, Mr. Fernandez-Moreno spent approximately 25 years at Rohm & Haas Company until it was acquired by Dow Chemical Company, after which he managed the newly-formed Dow Coatings materials business. He also currently serves as a member of the directors council at the University of Pennsylvania Museum of Archeology & Anthropology since 2013, with previous service on its Board of Overseers.

Mr. Fernandez-Moreno’s qualifications to serve as director include his extensive executive experience in the chemicals industry, deep experience in mergers and acquisitions, and his experience in service on other boards.

J. Michael Fitzpatrick (age 72) Dr. Fitzpatrick is a member of the Board of Directors of McCormick & Company, a manufacturer of spices, herbs and flavorings, and serves on its Audit Committee. Dr. Fitzpatrick has served as a director of McCormick & Company since November 2001. He also has served as Chairman of the Board of Directors of Aurora Plastics, Inc., a privately held company, since August 2016, and he has been an Executive Advisor Partner at Wind Point Partners since March 2005. He is a member of the Board of Directors of Chestnut Hill College and Chairman of the Development Committee and member of the Academic Affairs Committee, a private college located in Philadelphia, PA since 2013. Dr. Fitzpatrick previously served as a director of NOVOLEX Holdings, Inc., a privately held packaging company and portfolio company of Wind Point Partners, from 2013 to 2016. He was Chairman and Chief Executive Officer of Citadel Plastics Holdings, Inc., a plastics manufacturer, from March 2007 to 2012. Previously, Dr. Fitzpatrick spent thirty years with Rohm & Haas Company, last serving as President and COO. Dr. Fitzpatrick served on the Board of Directors of Carpenter Technology Corporation, and on the Board of Directors of SPX Corporation. Dr. Fitzpatrick serves on various non-profit boards.

Dr. Fitzpatrick’s qualifications to serve as a director include extensive senior executive experience in the chemicals industry, governance, and oversight

INGEVITY - 2019 Proxy Statement - 7

experience as a director of several companies, general management experience in international operations, a high level of financial literacy, and extensive experience in mergers and acquisitions.

Diane H. Gulyas (age 62) Ms. Gulyas worked at E.I. du Pont de Nemours and Company for over 35 years, serving as President of the Performance Polymers business from 2009 until her retirement in 2014. Previously, Ms. Gulyas held various positions including as the Company's Global Chief Marketing and Sales Officer, Group Vice President of the company's Electronic and Communication Technologies platform, and Vice President and General Manager of the Company's Advanced Fiber business. Since 2015, Ms. Gulyas has served on the of the Board of W.R. Grace & Co., a specialty chemicals company, where she is the Chair of the Compensation Committee, and on the board of Expeditors International of Washington, Inc., a global logistics services company. Ms. Gulyas previously served on the boards of Mallinckrodt Pharmaceuticals and Navistar International Corporation. Ms. Gulyas holds a Bachelor of Science degree in chemical engineering from the University of Notre Dame and completed the Advanced Management Program at the Wharton School of the University of Pennsylvania. She is also a member of the Board of Directors of the Ladies Professional Golfing Association.

Ms. Gulyas’s qualifications to serve as a director include her extensive senior executive experience at one of the world’s largest chemical companies, as well as her extensive experience in international operations, global manufacturing and sales, including in the automotive industry, and her governance and oversight experience from service on several other public company boards.

Richard B. Kelson (age 72) Mr. Kelson is currently the Chairman of our Board. He is also the Chairman, President, and CEO of ServCo LLC, where he has served in that capacity since July 2009. Mr. Kelson served as Alcoa Inc.’s Executive Vice President and CFO for nearly a decade, retiring in 2006 as Chairman’s Counsel. Prior to that, he was Alcoa, Inc.’s Executive Vice President - Environment, Health and Safety and General Counsel, and a member of the Executive Counsel, the senior leadership group that provides strategic direction for the company. He also served as an Operating Advisor with Pegasus Capital Advisors, L.P., a private equity fund manager. Mr. Kelson served as a member of the Board of Directors of MeadWestvaco Corporation, and its predecessor, Westvaco Corporation, from 2001 to 2015.  He has served as a member of the Board of Directors of PNC Financial Services Group, Inc. since 2002, and Commercial Metals Company since 2010, where he was lead director from 2014 until 2019.  He serves as a director of Ecovative Design LLC, a privately held company, since 2011.  He previously served on the Board of Directors for Anadigics, Inc. from 2015 to 2016, and has also served as a director of Shale-Inland Holdings, LLC (d/b/a FloWorks International, LLC), a privately held company, from 2012 to 2017, and he served as a director of Lighting Science Group Corporation.  Mr. Kelson has also served on various non-profit boards.

Mr. Kelson’s qualifications to serve as a director include substantial experience in the areas of finance, law, and safety and environment, including in the role of Chief Financial Officer and General Counsel of Alcoa. Mr. Kelson also brings experience as a member of other public company boards, including the former parent company of the Company.

Frederick J. Lynch (age 54) Mr. Lynch has served as President of Masonite International Corporation, a global manufacturer of interior doors and entry door systems since 2006 and Chief Executive Officer since 2007. He has served on the Masonite International Corporation Board of Directors since 2009. Masonite filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on March 16, 2009 and emerged from reorganization proceedings on June 9, 2009. Mr. Lynch joined Masonite from Alpharma Inc., where he served as President of the human generics division and Senior Vice President of global supply chain. Prior to joining Alpharma, Mr. Lynch spent nearly 18 years at Honeywell International Inc., last serving as Vice President and General Manager of its specialty chemical business. Mr. Lynch serves on various non-profit boards.

Mr. Lynch's qualifications to serve as a director include his service as President and Chief Executive Officer of a publicly traded manufacturing company. He also brings previous substantial executive experience in the chemicals industry, and in-depth knowledge of global business, manufacturing and strategic planning.

Karen G. Narwold (age 59) Ms. Narwold has over 25 years of experience at industrial and chemical companies. She currently serves as Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of Albemarle Corporation, a global specialty chemicals company, since 2010. In this role, she leads the Company's legal, public affairs (government and regulatory affairs and communications), IT, and compliance organizations. She is also a member of Albemarle's Enterprise Risk Management and Disclosure Committees. Ms. Narwold previously served as Advisor at Symmetry Advisors from 2009 to 2010,

INGEVITY - 2019 Proxy Statement - 8

and as General Counsel in 2007 to Symmetry Holdings. She also served in various leadership roles at Barzel Industries from 2008 to 2009, including Vice President, Chief Administrative Officer and General Counsel. Ms. Narwold commenced her professional career with five years in private legal practice, followed by 16 years in roles of increasing leadership responsibilities with GrafTech International, a carbon and graphite producer. Ms. Narwold holds a Bachelor of Arts degree in political science from the University of Connecticut and a Juris Doctor degree from the University of Connecticut School of Law.

Ms. Narwold’s qualifications to serve as a director include over 25 years of executive, management, legal and compliance experience, including as Chief Administrative Officer and General Counsel of a public company. Her areas of expertise include law, corporate governance and compliance, executive compensation, risk oversight, strategic planning, mergers and acquisitions and cyber security.

Daniel F. Sansone (age 66) Mr. Sansone has served as a member of the Board of Directors, a member of the Audit Committee and chair of the Compensation Committee of AdvanSix Inc. since September 2016. He also served as Executive Vice President of Strategy at Vulcan Materials Company from January 2014 to December 2014. Vulcan, an S&P 500 company, is the largest U.S. producer of aggregates-based construction materials, including asphalt and ready-mixed concrete. He served as Executive Vice President and CFO at Vulcan from 2010 to 2014. Mr. Sansone had previously served at Vulcan as Senior Vice President and CFO and President of Vulcan’s Southern and Gulf Coast Division. Mr. Sansone also serves on various non-profit boards.

Mr. Sansone’s qualifications to serve as a director include his substantial financial and executive leadership as an executive officer, including in the role of Chief Financial Officer of a global manufacturing public company. He also brings experience as a public company board member and in the asphalt business through his career with Vulcan.

D. Michael Wilson (age 56) Mr. Wilson serves as President and Chief Executive Officer, and as a director, of Ingevity. Mr. Wilson came to Ingevity from Albemarle Corporation, where he served as Executive Vice President of Albemarle and President of Albemarle’s Performance Chemicals business in 2015. Mr. Wilson served as President of Albemarle’s Catalyst Solutions business from September 2013 through 2014 and held a variety of business unit leadership roles at FMC Corporation over the course of more than fifteen years, including President of Specialty Chemicals, group head of Industrial Chemicals, and Division Manager of FMC Lithium. Prior to FMC Corporation, Mr. Wilson served various roles at Rexam and Wausau Papers, including President of Rhinelander Paper Company. Mr. Wilson also serves on several non-profit boards. He holds a Bachelor of Science degree in chemistry from the University of North Carolina and a Master of Business Administration from the Kenan-Flagler Business School at the University of North Carolina.

Mr. Wilson’s qualifications to serve as director include his service since 2016 as board member, Chief Executive Officer and President of the Company and his more than 20 years' executive experience and leadership in the chemicals industry, including a demonstrated record of achieving value creating growth through strategic positioning, innovation, restructuring and mergers and acquisitions.

INGEVITY - 2019 Proxy Statement - 9

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Company is managed under the direction of our Board, which has adopted a set of Corporate Governance Guidelines (the “Governance Guidelines”) setting forth certain corporate governance practices. The Governance Committee is responsible for reviewing periodically the Governance Guidelines and making recommendations on governance issues that should be addressed by the Board. The Governance Guidelines are available on our website at http://ir.ingevity.com/governance/documents.

Director Independence
Our Board annually conducts an assessment of the independence of each director in accordance with our Governance Guidelines, applicable rules and regulations of the SEC, and the general listing standards of the NYSE. The Board assesses each director’s independence by reviewing any potential conflicts of interest and significant outside relationships. In determining each director’s independence, the Board broadly considers all relevant facts and circumstances, including specific criteria included in the NYSE’s general listing standards. For these purposes, the NYSE requires the Board to consider certain relationships that existed during a three-year look-back period. The Board considers the materiality and importance of such relationships not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation. An independent director is a director who our Board affirmatively determines has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).
Upon the recommendation of our Governance Committee, the Board has affirmatively determined that, with the exception of Mr. Wilson, Ingevity’s Chief Executive Officer (“CEO”), each of the remaining directors — Mses. Blackwell, Gulyas, and Narwold, and Messrs. Kelson, Fernandez-Moreno, Fitzpatrick, Lynch, and Sansone, is independent.
Board Meetings
Our Board meets on a regularly scheduled basis during the year to review significant developments affecting our Company and to act on matters requiring board approval, and may hold special meetings between scheduled board meetings when appropriate. The Board met six times during fiscal year 2018. All directors attended 75 percent or more of these meetings and of the meetings of all committees of the Board on which they served that were held during fiscal year.
Executive Sessions of Non-Management Directors
Our Governance Guidelines require that the non-management members of our Board meet in executive session without management participation at each regularly scheduled Board meeting. These meetings are chaired by the Chairman of the Board. Our Governance Guidelines also require that the independent members of our Board meet in executive session at least once a year.
Director Attendance at Annual Meetings
Directors are invited and encouraged to attend the Company’s Annual Meeting. All of our then serving Directors attended the 2018 Annual Meeting.

INGEVITY - 2019 Proxy Statement - 10

Board Leadership Structure
Our Board has determined that having an independent director serve as the Chairman of the Board is currently the best governance structure for the Company. Separating the positions of Chairman and CEO allows the CEO to focus on executing the Company’s strategic plan and managing the Company’s operations and performance and facilitates improved communications and relations between the Board, the CEO and other senior leaders of the Company. Our Board regularly reviews the Company’s Board leadership structure, how the structure is functioning and whether the structure continues to be in the best interest of our stockholders.
Codes of Business Conduct and Ethics
The Company maintains three codes of business conduct and ethics (collectively, the “Codes of Ethics”) to focus the Board and management on areas of ethical risk, provide guidance to personnel to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and help to foster a culture of honesty and accountability. The Codes of Ethics include:

•
Code of Ethical Conduct for CEO and Senior Financial Officers, which applies to the Company’s CEO, Chief Financial Officer (“CFO”), principal accounting officer, and each executive who reports to the CEO,

•	Code of Business Conduct and Ethics for the Board of Directors, which applies to the Company’s directors, and

•	Employee Code of Conduct and Ethics, which applies to directors and all Company employees.
Each of the Codes of Ethics is available for review on our website at http://ir.ingevity.com/governance/

codes-of-conduct. This website is also where we will disclose, to the extent and in the manner permitted by Item 5.05 of Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the nature of any amendment to the Codes of Ethics (other than technical, administrative, or other non-substantive amendments), our approval of any material departure from a provision of the Codes of Ethics, and our failure to take action within a reasonable period of time regarding any material departure from a provision of the Codes of Ethics that has been made known to any of our executive officers.
Any waiver of the Codes of Ethics for executive officers or directors will be made only by the Board or its Governance Committee. In support of the Codes of Ethics, we have provided employees with a number of avenues for the reporting of ethics violations or similar concerns, including an anonymous telephone hotline.
Board's Role in Risk Oversight
Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. Our Board meets with our CEO and other senior management at regular Board meetings to discuss strategy and risks facing the Company. Periodically, senior management delivers presentations to our Board or a Board committee regarding strategic matters and matters involving material risk. Our Board also holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the Company.
While our Board is ultimately responsible for risk oversight, our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal controls and procedures, information technology and cyber security risk and legal and regulatory compliance.

The Audit Committee also discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposure. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and with respect to succession planning for management. The Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, corporate governance and succession planning for our directors. While Board committees are responsible for assisting the Board in evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through management and committee reports about such risks and steps taken to manage and mitigate them.

INGEVITY - 2019 Proxy Statement - 11

In particular, our Board exercises active oversight in respect of cybersecurity and risk management associated with cybersecurity, regularly reviewing the

Company's cybersecurity risk profile, readiness and mitigation activities, and appropriateness of resourcing and management engagement.
Interested Party Communications with the Board
Interested parties, including stockholders, may communicate by mail with all or selected members of the Board. Correspondence should be addressed to the Board or any individual director(s) or group or committee of directors either by name or title (for example, “Chairman of the Board,” “Chair of the Nominating and Governance Committee” or “All Non-Management Directors”). All correspondence should be sent via U.S. Mail to: Ingevity Corporation, 5255 Virginia Ave, N. Charleston, SC 29406, Attn:

Katherine P. Burgeson, Secretary, or by Email to: corporatesecretary@ingevity.com. In general, any communication delivered to the Company for forwarding to the Board, a Board committee, a particular group of directors or specified Board members will be forwarded in accordance with the stockholder’s instruction, except that we reserve the right not to forward any abusive, threatening or otherwise inappropriate materials.
Committees of our Board
The Board has three standing committees that met during fiscal year 2018: the Audit Committee, the Governance Committee, and the Compensation Committee. Each of these committees is composed entirely of directors who have been determined by the Board to be independent under current NYSE standards. Each committee operates under a charter approved by the Board setting out the purposes and responsibilities of the committee.

The committees and the Board periodically review and, as appropriate, revise the committees’ charters to reflect, among other things, changing regulatory developments and changes in the responsibilities of the committees. All committee charters are available for review on our website under the Corporate Governance tab at http://ir.ingevity.com. The Board has also established an Executive Committee which is authorized to exercise the powers of the Board between Board meetings but did not meet during the past fiscal year.
Executive Committee
Ms. Blackwell and Messrs. Kelson, Fitzpatrick and Lynch are the current members of our Executive Committee, and Mr. Kelson serves as Chair.
The Executive Committee is authorized to exercise the authority of the full Board in managing the business and affairs of the Company. However, the Executive Committee does not have the power to do any of the following:

(1) approve or adopt or recommend to the stockholders any action or matter (other than the election or removal of directors) that Delaware law requires to be approved by stockholders; or (2) adopt, amend or repeal our By-Laws. Ingevity’s Executive Committee held no meetings during fiscal 2018.
Audit Committee
Ms. Blackwell and Messrs. Fernandez-Moreno, Fitzpatrick and Sansone are the current members of our Audit Committee, and Ms. Blackwell serves as Chair.
The Board has determined that each of Ms. Blackwell and Messrs. Fitzpatrick and Sansone is an “audit committee financial expert” as that term is defined under SEC rules. The Board has also determined that all Audit Committee members are financially literate, as that qualification is interpreted by the Board in its business judgment, in compliance with the NYSE listing standards requirements for audit committee members. The Board has also determined that all members of the Audit Committee are independent in accordance with the heightened independence standards established by the Exchange Act and adopted by the NYSE for audit committee members.
The Audit Committee assists our Board in fulfilling its responsibilities with respect to the oversight and evaluation of: (1) the integrity of our financial statements; (2) our system of internal control over financial reporting; (3) the performance of our internal audit function; (4) the independence, qualifications and performance of our independent

INGEVITY - 2019 Proxy Statement - 12

auditor; (5) our risk review and system of compliance with legal and regulatory requirements; (6) our financial management and resources; (7) specific financial strategy initiatives as requested by the Board or management; and (8) oversight and risk management over cybersecurity. Among other things, the Audit Committee, under its charter, directly appoints, compensates, retains and oversees the work of our independent auditor, which reports directly to the Audit Committee. The other principal duties and responsibilities of the Audit Committee are set forth in its charter. Ingevity’s Audit Committee held nine meetings during fiscal 2018.
Compensation Committee
Mses. Blackwell and Gulyas, and Messrs. Kelson, Lynch and Sansone are the current members of our Compensation Committee, and Mr. Lynch serves as Chair. The Board has determined that all members of the Compensation Committee are independent as defined in the applicable listing standards of the NYSE, including the heightened independence standards applicable to compensation committee members.

The purpose of the Compensation Committee is to assist the Board in fulfilling its responsibilities with respect to compensation of our executives and non-employee directors and oversight of matters relating to our equity compensation and certain employee benefits plans.

The Compensation Committee’s duties include setting the overall compensation strategy and policies for our executives and non-employee directors, reviewing and approving the goals and objectives relating to the compensation of our CEO and evaluating his performance in light of those goals and reviewing our incentive compensation arrangements to confirm that they do not encourage inappropriate risk taking.
The other principal duties and responsibilities of the Compensation Committee are set forth in its charter. Ingevity’s Compensation Committee held six meetings during fiscal 2018.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has served as an employee of Ingevity at any time. During the past fiscal year, no executive officer of Ingevity served as a member of the Compensation Committee

(or other committee performing similar functions) or on the board of directors of any entity at which a member of the Compensation Committee or Board served as an executive officer.
Nominating and Governance Committee
Ms. Narwold and Messrs. Kelson, Fernandez-Moreno, Fitzpatrick and Lynch are the current members of the Governance Committee, and Mr. Fitzpatrick serves as the Chair. The Board has determined that all members of the Governance Committee are independent as defined in the applicable listing standards of the NYSE.
The purpose of the Governance Committee is to assist the Board in fulfilling its corporate governance responsibilities, including, without limitation, with respect to identifying and recommending qualified candidates for our Board and its committees; overseeing the evaluation of the effectiveness of the

Board and its committees; reviewing matters on corporate governance, including trends and current practices and developing and recommending Corporate Governance Guidelines and other governance policies and procedures. The Governance Committee will also consider and evaluate candidates properly submitted for nomination by stockholders in accordance with the procedures set forth in our By-Laws.
The principal duties and responsibilities of the Governance Committee are set forth in its charter. Ingevity’s Governance Committee held four meetings during fiscal 2018.
Governance Committee Process for Identifying and Evaluating Director Candidates
The Governance Committee evaluates all director candidates in accordance with the director qualification standards described in our Governance Guidelines. These standards include (1) an absence of conflicts of interest and other legal and ethical issues that would interfere with such candidate’s service as a director, (2) a commitment to serve as a director in accordance with our Governance

INGEVITY - 2019 Proxy Statement - 13

Guidelines, (3) a willingness and ability to devote sufficient time and energy to carry out his or her duties, and (4) having sufficient experience to enable the director to meaningfully participate in deliberations of the Board and one or more of its committees and to otherwise fulfill his or her duties. In addition, the Governance Committee will evaluate a candidate’s independence, skills and experience in the context of our Board’s needs. While the Board does not have a specific diversity policy, pursuant to our Governance Guidelines, the Board strives to select as director candidates a mix of individuals who represent diverse experience, background and thought at policy-making levels that are relevant to the Company’s activities, as well as other characteristics that will contribute to the overall ability of the Board to perform its duties and meet changing conditions.

Stockholder Recommendations for Director Candidates
The Governance Committee will consider director candidates recommended by stockholders and will do so in the same manner as candidates recommended by other sources. Any stockholder wishing to recommend a director candidate should provide the Governance Committee with the information required by the Company’s By-Laws to be provided with respect to director nominees submitted by stockholders. The process for stockholders to nominate an individual for election as a director is discussed on page 51.

INGEVITY - 2019 Proxy Statement - 14

DIRECTOR COMPENSATION
Cash Compensation
During 2018, each non-employee director received $85,000 as an annual cash retainer for service as a director. Directors who are also employees of the Company receive no additional compensation for service as a director.

Each non-employee director who served as either the Board Chair or as a Committee Chair received an additional retainer as follows: Chairman of the Board: $85,000; Audit Committee Chair: $20,000, Compensation Committee Chair: $15,000 and Governance Committee Chair: $12,000.
Stock Awards
Each non-employee director receives an annual award grant of Ingevity restricted stock units (“RSUs”) equivalent to $95,000 at the time of grant. In 2018, the RSU awards were made to non-employee directors under the Company's 2016 Omnibus Incentive Plan (the "Omnibus Plan") and under the terms and conditions applicable to their grants. The directors become vested in their RSUs on the first anniversary of the award date. For the fiscal year ended 2018, the number of RSUs granted was determined based on the closing price of the Company’s Common Stock as traded on the NYSE on April 26, 2018.
Non-employee directors have the option to elect to receive their annual cash retainer (both regular annual retainer for Board service, Board Chair retainer and Committee Chair retainer) in the form of deferred stock units (“DSUs”) under the Omnibus Plan. In addition, each non-employee director may also elect to receive their annual stock RSU award in the form of DSUs. DSUs representing cash retainers would be 100 percent vested, but settled upon termination of service with the Board. RSUs converted into DSUs (annual stock award) would be subject to one-year vesting and also settled upon termination of service with the Board.
A non-employee director must make his or her election to receive DSUs (in lieu of cash or RSUs) by December 31 of the calendar year preceding the year in which the compensation is earned, or within thirty days of becoming a director. No changes to the DSU distribution date are permitted absent a hardship.
Stock Ownership Guidelines
Non-employee director stock ownership guidelines are five times the annual base cash retainer. Shares owned outright by the director, or his or her immediate family members residing in the same household, in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines, as well as vested and nonvested RSUs and DSUs. Until a non-employee director meets these guidelines, he or she must hold 50 percent of the net shares gained from the settlement of RSUs. If a non-employee director does not meet these guidelines within five years, he or she must hold 100 percent of the net shares gained from the settlement of RSUs.
Each non-employee director is deemed to be on track towards achieving the ownership goal.

INGEVITY - 2019 Proxy Statement - 15

2018 Director Compensation Table
The following table includes information concerning compensation for service as a director paid to or earned by the people listed in the table who served as directors during the fiscal year ended December 31, 2018:

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation ($)	Total ($)
Richard B. Kelson	170,000	95,055	—	—	—	265,055
Jean S. Blackwell	105,000	95,055	—	—	—	200,055
Luis Fernandez-Moreno	85,000	95,055	—	—	—	180,055
J. Michael Fitzpatrick	97,000	95,055	—	—	—	192,055
Frederick J. Lynch	100,000	95,055	—	—	—	195,055
Daniel F. Sansone(3)	—	180,225	—	—	—	180,225
D. Michael Wilson	—	—	—	—	—	—

(1)	This column includes fees earned or paid in cash, representing the annual retainer, and where applicable the lead director retainer and the committee chair retainers.

(2)
The amounts shown in this column represent the aggregate grant date fair market value of stock units granted in 2018 to non-employee directors computed in accordance with FASB ASC Topic 718. As of December 31, 2018, each director holds 1,224 shares in the form of unvested stock awards.

(3)	Mr. Sansone elected to receive his annual cash retainer for 2018 in the form of DSUs rather than cash, as permitted by the terms of the Non-Employee Director Compensation Plan.

EXECUTIVE OFFICERS
Set forth below is information about our executive officers as of March 11, 2019, with the exception of Mr. Wilson, who is also a director and is discussed above. Each of the following executive officers has served in their positions with the Company since its separation from its former parent company, WestRock Corporation (“WestRock”) in May 2016 (the “Separation”), except for Mr. Smith, who joined the Company in June 2016 and was promoted to his current position in January 2017.
John C. Fortson (age 51) Mr. Fortson serves as Executive Vice President, Chief Financial Officer and Treasurer of Ingevity. Mr. Fortson came to Ingevity from AAR Corporation where he served as Vice President, Finance since May 2013, becoming Vice President, Chief Financial Officer and Treasurer in July 2013. Prior to joining AAR Corporation, Mr. Fortson was a Managing Director in the Investment Banking Department of Bank of America Merrill Lynch working in the firm’s New York, London and Chicago offices. Mr. Fortson is a graduate of the United States Military Academy at West Point and has a Master of Business Administration from Duke University’s Fuqua School of Business. Mr. Fortson spent seven years as an infantry officer in the U.S. Army. His last assignment was as a Parachute Rifle Company Commander in the 82nd Airborne Division.
Katherine P. Burgeson (age 61) Ms. Burgeson serves as Executive Vice President, General Counsel and Secretary of Ingevity. Ms. Burgeson came to Ingevity from WestRock, where she served as Associate General Counsel, a position she held since July 1, 2015. Prior to the merger of MeadWestvaco Corporation and Rock-Tenn Company which resulted in the formation of WestRock, Ms. Burgeson served as Deputy General Counsel of MeadWestvaco, where she was lead legal counsel for commercial, corporate and mergers and acquisition-related matters. Ms. Burgeson joined Westvaco Corporation, MeadWestvaco’s predecessor in 2000. Prior to joining Westvaco, Ms. Burgeson was a partner at Cummings & Lockwood in Stamford, Connecticut. Ms. Burgeson began her legal career as an associate at Shearman & Sterling. Ms. Burgeson received her J.D. from Fordham University School of Law and her B.A. from Trinity College in Hartford, Connecticut.
Michael P. Smith (age 58) Mr. Smith serves as Executive Vice President and President, Performance Chemicals, Strategy and Business Development. Mr. Smith joined Ingevity in June 2016 after 23 years of service at FMC Corporation. He served as Vice President and Global Business Director for FMC’s Health and Nutrition business after holding multiple positions of increasing responsibility within that business. During his career with the company, Mr. Smith held various roles including Marketing Manager for FMC Water Treatment Chemicals in Manchester, England; Global Business Manager for FMC Process Additives, also in Manchester; Director of Business Planning for FMC Chemicals;

INGEVITY - 2019 Proxy Statement - 16

Division General Manager for the Active Oxidants division; Division General Manager for Hydrogen Peroxide; General Manager for Food Ingredients for FMC BioPolymer; and Division General Manager for FMC BioPolymer. Prior to joining FMC, Mr. Smith held several sales and management positions with Hercules Incorporated, a supplier of hydrocarbon and pine-based resins. Mr. Smith holds a Bachelor of Arts degree in chemistry from the University of Virginia and a Master of Business Administration degree from the University of Michigan.
S. Edward Woodcock, Jr. (age 53) Mr. Woodcock serves as Executive Vice President and President, Performance Materials. Mr. Woodcock served as Vice President of MeadWestvaco’s, and later, WestRock’s Carbon

Technologies business from 2010 to 2016 after holding multiple positions of increasing responsibility within that business, most recently Global Business Director, Automotive. During his 30-year career with the Company, Mr. Woodcock has held various roles including Business Director, Automotive, for the Asia-Pacific region, Worldwide Marketing Manager for the Chemical Division’s non-U.S. business, Area Sales Manager for Latin America, and Technical Manager for the Process Technology business. At various stages of his career, he has had direct responsibility for products from each of our businesses. Mr. Woodcock holds a Bachelor of Science degree in chemical engineering from the University of Virginia.
PRINCIPAL STOCKHOLDERS
The following table lists any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner as of February 25, 2019, of more than 5 percent of our outstanding voting shares.

Title of Class	Name and Address of Beneficial Owners	Number of Shares		Percent of Class
Common Stock	BlackRock Inc. 55 East 52nd Street New York, New York 10055	6,054,180	(1)	14.50%
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	4,399,552	(2)	10.54%

(1)
Information provided is based solely on an amendment to Schedule 13G filed on January 28, 2019 by BlackRock, Inc., which reports having sole voting power over 5,961,381 shares and sole dispositive power over 6,054,180 shares.

(2)
Information provided is based solely on an amendment to Schedule 13G filed on February 12, 2019 by The Vanguard Group, which reports having sole voting power over 87,496 shares, sole dispositive power over 4,305,393 shares, shared voting power over 10,663 shares and shared dispositive power over 94,159 shares.

INGEVITY - 2019 Proxy Statement - 17

COMMON STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS
The following table shows how much of our Common Stock our current directors, named executive officers (“NEOs”), and all officers and directors as a group beneficially owned as of February 25, 2019. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or officer can vote or transfer and any security the director or officer has the right to vote or transfer within 60 days. Each stockholder listed in the table has sole voting and investment power for all shares shown as beneficially owned by him or her. Individual directors and executive officers as well as directors and executive officers as a group beneficially own less than one percent of the shares of Common Stock outstanding as of February 25, 2019.

Name of Beneficial Owner	Common Stock
Jean S. Blackwell(1)	6,211
Luis Fernandez-Moreno	4,711
J. Michael Fitzpatrick	4,711
Diane H. Gulyas	0
Richard B. Kelson	6,394
Frederick J. Lynch	4,711
Karen G. Narwold	0
Daniel F. Sansone	7,058
D. Michael Wilson(2)	125,199
John C. Fortson(3)	55,921
Katherine P. Burgeson(4)	14,982
Michael P. Smith(5)	9,356
S. Edward Woodcock(6)	12,677
Directors and executive officers as a group (13 persons)(7)	251,931

(1)	Includes 4,787 shares held by the Jean S. Blackwell Revocable Trust.

(2)	Includes 48,170 stock options exercisable within 60 days of February 25, 2019.

(3)	Includes 27,115 stock options exercisable within 60 days of February 25, 2019.

(4)	Includes 7,619 stock options exercisable within 60 days of February 25, 2019.

(5)	Includes 4,257 stock options exercisable within 60 days of February 25, 2019.

(6)	Includes 5,178 stock options exercisable within 60 days of February 25, 2019.

(7)	Includes a total of 92,339 stock options exercisable within 60 days of February 25, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10 percent of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and to provide us copies of these reports. Based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required to be filed, we believe that all filing requirements applicable to our directors and executive officers and beneficial owners of greater than 10 percent of our Common Stock have been complied with during the fiscal year ended December 31, 2018.

INGEVITY - 2019 Proxy Statement - 18

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for fiscal 2018.

THE COMPENSATION COMMITTEE 1
Frederick J. Lynch, Chair
Richard B. Kelson
Jean S. Blackwell
Daniel F. Sansone

1 Ms. Diane Gulyas is a member of the Compensation Committee but did not become a committee member until after the Compensation Discussion and Analysis was recommended for inclusion in this Proxy Statement

INGEVITY - 2019 Proxy Statement - 19

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary
Ingevity’s compensation program is designed to deliver stockholder value by appropriately compensating senior leaders for the successful execution of Ingevity’s operating strategy and achievement of its stated performance goals. Ingevity's compensation program is centered on a pay-for-performance philosophy, aligning executive compensation with delivered stockholder value.

This Compensation Discussion and Analysis (“CD&A”) discusses the compensation program and the compensation decisions made for fiscal year 2018 with respect to the following Named Executive Officers (“NEOs”):

Name	Title
D. Michael Wilson	President and Chief Executive Officer
John C. Fortson	Executive Vice President, Chief Financial Officer & Treasurer
Katherine P. Burgeson	Executive Vice President, General Counsel & Secretary
Michael P. Smith	Executive Vice President & President, Performance Chemicals, Strategy and Business Development
S. Edward Woodcock	Executive Vice President & President, Performance Materials

2018 Performance Highlights
In 2018, Ingevity made significant progress on each of the six elements of its strategy. The result was very strong financial results and cash generation which enabled us to reinvest in our business, drive profitable growth and reward stockholders. The Compensation Committee took these results in account when setting compensation of our CEO and the other NEOs.

1)	Capturing value for stockholders by creating value for our customers

•	Drove improved financial performance in the Performance Chemicals segment by focusing on higher-margin applications, containing costs and synergy capture

•
Met the operational and investment challenges inherent in the growing Performance Materials segment related to automotive applications while continuing to advocate for more stringent gasoline vapor emission control and proactively defending intellectual property

2)	Expanding our geographic reach

•	Continued to drive adoption of Evotherm® warm mix asphalt products and are now doing business in seven new countries

•	Launched new activated carbon extrusion plant in Changshu, China

3)	Accelerating innovation

•	Launched 20 new products and filed five new patent applications in Performance Chemicals

•	Filed a new low-purge patent in Performance Materials

•	Made progress in developing and promoting our adsorbed natural gas (ANG) technology for bi-fuel vehicles

4)	Driving continuous improvement in execution

•	Executed capital plan including several significant projects:

◦	Continued ramp-up of the Zhuhai, China, facility

◦	Construction and start-up of the Changshu, China, plant

◦	Kiln replacement and capacity expansion at Covington, Va., site

◦	Continued expansion at Waynesboro, Ga., “honeycomb” scrubber facility

5)	Pursuing strategic, value-creating acquisitions

•	Completed and integrated Georgia-Pacific pine chemicals acquisition

•	Acquired the remaining interest in Purification Cellutions

•	Announced acquisition of the CapaTM caprolactone division of Perstorp Holding AB (closed February 2019)

INGEVITY - 2019 Proxy Statement - 20

6)	Maintaining a returns-oriented financial focus

•	Net sales were $1.13 billion, up 16.6 percent versus the prior year

•	Adjusted EBITDA(1) of $320.5 million were up 32 percent versus 2017

•	Adjusted EBITDA margin(1) of 28.3 percent was up 330 basis points from the prior year

•	Generated free cash flow(1) of $158.1 million, up $36.4 million or 29.9 percent

•	Return on invested capital(1) of 23.78 percent

(1) See Appendix B for more details on Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and return on invested capital and for reconciliation of these non-GAAP financial measures to the nearest GAAP measures.

For more information regarding the Company’s non-GAAP financial measure Adjusted EBITDA for both fiscal years 2018 and 2017, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Use of Non-GAAP Financial Measures” on page 48 of the 2018 Form 10-K.

Executive Compensation Policies and Practices

Role of the Compensation Committee, Executive Officers and Compensation Consultants
The Compensation Committee is responsible for assisting the Board in fulfilling its responsibilities with respect to compensation of the Company’s CEO and other senior executives, including the NEOs. The Compensation Committee’s role includes oversight and risk management relating to the Company’s equity compensation and employee benefit plans.
The Compensation Committee has retained Pearl Meyer as its independent compensation consultant. The Compensation Committee has the sole discretion, and is directly responsible for the appointment, termination, compensation, and oversight of the work of Pearl Meyer. Although the Compensation Committee retains Pearl Meyer directly, in carrying out assignments Pearl Meyer also interacts with Ingevity management when appropriate. Specifically, Pearl Meyer interacts with the Company’s Chief Human Resources Officer and other members of management with respect to compensation and benefits data, best practices, peer group developments and executive compensation trends. In addition, Pearl Meyer may also seek input and feedback from members of management regarding its consulting work product prior to presentation to the Compensation Committee, for example to confirm its alignment with Ingevity’s business strategy, determine what additional data may need to be gathered, or identify other issues.

Pearl Meyer does not provide any services to Ingevity other than its consulting services to the Compensation Committee related to executive and director compensation. The Compensation Committee determined that in fiscal 2018 the work performed for the Compensation Committee by Pearl Meyer did not raise any conflict of interest. In making its determination, the Compensation Committee considered the independence of Pearl Meyer in light of SEC and NYSE listing standards.
The Committee on behalf of the Board is responsible for reviewing and approving the goals and objectives of the Company’s CEO, evaluating the CEO’s performance in light of such goals and objectives, and setting the CEO’s compensation based on such evaluation. The Compensation Committee meets with the CEO to discuss his performance and compensation, but ultimately, decisions regarding the CEO’s compensation are made by the Compensation Committee, meeting in executive session, without the CEO or any other executive present. In setting the compensation for the CEO, the Compensation Committee also takes into account such other matters as the Compensation Committee deems appropriate, including overall leadership and external survey data compiled by Pearl Meyer from our peer group of companies and other national survey data (“Comparative Compensation Data”) and the advice of its compensation consultant.

INGEVITY - 2019 Proxy Statement - 21

The Compensation Committee, on behalf of the Board is also responsible for reviewing and approving compensation of the Company senior executives reporting to the CEO. In setting compensation for the NEOs, the Compensation Committee takes into account the CEO’s assessment of their performance, addressing such factors as achievement of individual goals and objectives, contribution to Ingevity’s performance and corporate goals and such other matters as the

Compensation Committee deems appropriate, including Comparative Compensation Data and the advice of its compensation consultant. In making his recommendations to the Compensation Committee, the CEO is supported by the Company’s Chief Human Resource Officer.

Peer Group Analysis
Consistent with Ingevity’s goal to provide compensation that remains competitive, the Compensation Committee considers among other matters the executive compensation practices of companies in a peer group selected by the Compensation Committee based on recommendation of its compensation consultant. In selecting the peer group, the Compensation Committee considered such factors as: (i) revenue size and profit margins; (ii) industry and business characteristics comparable to Ingevity; (iii) location and geographic reach, including global operations and/or distribution; (iv) competition for talent; and (v) data availability. The Compensation Committee generally targets compensation to the market median within the peer group when determining a NEO’s compensation. However, market data provided by the peer group is only one of several reference points in determining the form and amount of compensation. Competitive market data is supplemented with broader comparative compensation data. Further, as discussed below under “Executive Compensation Philosophy and Pay Elements”, compensation decisions take into account other relevant factors including an executive’s role and responsibilities, the importance of an executive’s contributions towards meeting the Company’s goals and objectives; individual performance and experience; and internal pay equity.

Below is the peer group from which proxy data was used in the most recent executive compensation study. The peer group is reviewed periodically for appropriateness and comparability.

Balchem Corp.	GCP Applied Technologies, Inc.	Minerals Technologies Inc.
Cabot Corp.	H.B. Fuller Co.	Omnova Solutions Inc.
Chemtura Corporation	Hexcel Corp.	Quaker Chemical Corp.
Calgon Carbon Corporation	Innophos Holdings Inc.	Sensient Technologies Corp.
Eagle Materials, Inc.	Innospec Inc.	Stepan Co.
Ferro Corp.	Kraton Corp.	W.R. Grace and Co.

Executive Compensation Philosophy and Pay Elements
Ingevity’s compensation program reflects the Company’s “pay-for-performance” philosophy. Compensation is directly linked to business plans and individual performance, with short and long term incentive programs based on achievement of key financial metrics and individual performance. We are focused on achieving long-term, sustainable stockholder value.

We designed our executive compensation program to attract, motivate and retain highly-talented executives. In setting compensation, the Compensation Committee considers both our peer group and comparative compensation data. We also consider other factors including the executive's role and level of responsibility, the importance of the executive's contributions toward meeting the Company's goals and objectives, individual performance and experience, internal pay equity and the economic and business environment in which the Company operates.

INGEVITY - 2019 Proxy Statement - 22

The Company's compensation program is meant to:

•
Support our Business Strategy - Ensure our program is aligned with our business strategy which is focused on long-term earnings growth and sustained growth in stockholder value by providing our NEOs with long-term incentives tied to value creation.

•
Pay for Performance - A large portion of our executive pay is dependent upon the achievement of corporate and business unit goals as well as individual performance. We pay higher compensation when goals are exceeded and lower compensation when goals are not met.

•
Pay Competitively - Target compensation is set to be around the market median of our peer group and comparative compensation data. However compensation targets for individual executives may differ from median based on performance, strategic impact, experience and tenure, special hiring situations, retention and succession planning needs.

•
Align NEO and Stockholders Interests - We provide significant portion of the overall compensation opportunity of our NEOs in the form of equity-based compensation, including performance-based restricted stock units ("PSUs") and we set multi-year performance goals for the PSUs that align with the long-term interests of our stockholders.

•	Discourage Excessive Risk Taking - Our program is comprised of balanced elements that discourage excessive risk taking.

Compensation Practices and Policies

What We Do

•	We use performance metrics to align pay with performance

•	We balance short- and long-term incentives by using a limited number of performance metrics to provide a balance between short-term and long-term value creation

•	We make performance-based compensation a significant component of each NEO’s total compensation

•	We cap incentive compensation to 200 percent of target performance

•	We set robust stock ownership requirements for NEOs

•	We have a “claw back” policy for misconduct leading to a restatement of financial results

•	The Compensation Committee has an independent compensation consultant

•	We limit executive perquisites

•	We use double trigger change of control severance provisions

•	We regularly engage with our stockholders

What We Don’t Do

•	We do not establish or allow compensation practices that encourage excessive risk taking

•	We do not allow the repricing, backdating or discounting of stock options

•	We prohibit hedging, pledging or short sales of Ingevity stock by any director or senior member of management

•	We do not provide excise tax gross-ups for change of control payments or income tax gross-ups to offset imputed income associated with executive financial counseling benefits.

Pay Elements:

Base Pay

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team when considered in combination with the long-term and short-term incentive awards and other elements of our executive compensation program. The relative levels of base salary for executive officers are designed to reflect each executive officer’s scope of responsibility, experience and performance, competitive pay levels, market trends in salary adjustments, accountability within Ingevity and economic factors.

Short-term Incentive Plan (STIP)

Ingevity’s short-term incentive plan ("STIP") is designed to provide both an incentive to achieve, and a reward for achieving, our annual financial performance targets. STIP performance targets are pre-established each year by the Compensation Committee. If funded, payout runs between 50 percent to 200 percent of the STIP target incentive potential. The STIP will only be funded for any given year if the Company meets these pre-established financial performance targets. NEO individual STIP awards, which are paid in cash, are also adjusted for performance against individual goals, subject to a 200 percent maximum payout.

Long-term incentive Plan (LTIP)

Ingevity’s long-term incentive plan ("LTIP") is designed to recognize the performance of our executives who drive the development and

INGEVITY - 2019 Proxy Statement - 23

execution of our business strategies and goals. LTIP awards are intended to further align the executive’s interest with those of Ingevity’s stockholders and with Ingevity’s longer-term objectives, to drive stockholder return, foster executive stock ownership and promote retention. The Compensation Committee also considers peer group data for a general understanding of industry equity practices as well as equity plan share usage and dilution and Company expense. 50 percent of the annual LTIP opportunity of each of our NEOs is allocated to PSUs, and the other fifty percent is allocated equally to service-based restricted stock units ("RSUs") and non-qualified stock options.

The performance targets for our PSUs are pre-established each year by the Compensation Committee. PSU awards will only be earned if these pre-established financial performance metrics are satisfied. If earned, payout runs between 50 percent to 200 percent of the target number of PSUs.

Additional Elements of Executive Compensation

From time to time, the Compensation Committee may authorize a special equity award under circumstances where the Committee deems such an award appropriate and in the best interests of the Company, for example to recognize extraordinary performance and/or to enhance retention.

Executives generally participate in the same retirement and welfare benefit plans as other Ingevity employees. These are described on page 33 under “Retirement Plans, Welfare Benefits and Perquisites”. Where IRS rules limit the ability of executives to participate at the same level as other employees, they may participate in a non-qualified deferred compensation plan which is described more fully on page 39. We do not offer a defined benefit pension plan. However, the Company maintains a Retirement Restoration Plan that mirrors benefits provided under a qualified defined benefit plan sponsored and maintained by our former parent company, WestRock (the “WestRock Pension Plan”).

The Retirement Restoration Plan is a non-qualified plan that was adopted by the Company to honor historical WestRock obligations under an Employee Matters Agreement between WestRock and the Company as part of the Separation. The plan was frozen at the time of the Separation, and none of our NEOs currently accrue a benefit under this plan. Our benefits programs are intended to be competitive with market practice.

Our perquisites program is limited and designed to promote the security and wellbeing of our executives thereby allowing them to focus on Company business. Our perquisites include financial counseling and executive physicals. The value of the financial counseling is credited to the NEO as imputed income. There is no tax gross-up.

Pay Mix

Over 60 percent of our NEOs’ total direct compensation is performance based as shown in the charts below. Performance-based compensation is delivered in a combination of performance-based cash, stock options and performance-based restricted stock.

INGEVITY - 2019 Proxy Statement - 24

Pay Mix
The charts below illustrate the target total direct compensation for 2018 for Mr. Wilson and the average of the other NEOs.

71% Performance Based	61% Performance Based

A significant portion (71 percent) of Mr. Wilson’s total direct compensation are subject to financial performance and is delivered in a combination of performance-based cash, stock options and PSUs.

Similarly, 61 percent of the average of the NEOs’ total direct compensation is subject to financial performance on the same basis.

Say-on-Pay Vote
At last year’s annual meeting, approximately 98 percent of votes cast were in favor of the advisory vote to approve our executive compensation. The Compensation Committee and Ingevity management have taken these results into consideration by continuing to emphasize the performance-based elements of our compensation program.

INGEVITY - 2019 Proxy Statement - 25

2018 Base Salary
Base salaries are reviewed annually to determine if they are equitably aligned within Ingevity and are at sufficient levels to attract and retain top talent. In addition, consideration is given to Comparative Compensation Data and such other considerations as the Compensation Committee considers appropriate. The Compensation Committee also reviews base salary compensation with the Compensation Committee’s compensation consultant.

In 2018, prior to implementation of base salary adjustments, our CEO’s base salary was at the market median and our other NEOs’ base salaries ranged from 83 percent to 110 percent of the market median based on our peer group and comparative compensation data. In 2018, base pay increases for these NEOs were made to recognize individual performance, experience, roles and responsibilities, and where applicable, to reflect Comparative Compensation Data.

NEO	Percentage Increase	2018 Annual Base Salary ($)
D. Michael Wilson	5.9%	900,000
John C. Fortson	3.1%	505,000
Katherine P. Burgeson	8.0%	390,000
Michael P. Smith	6.6%	400,000
S. Edward Woodcock	10.0%	330,000

2018 Short-Term Incentive Plan (“STIP”)
Ingevity’s STIP consists of an annual cash incentive that is designed to motivate and reward participants, including NEOs, for achieving Ingevity’s annual financial performance targets and personal performance goals.
The STIP will only be funded for any given year if the Company meets pre-established financial performance targets. If earned, funding runs between 50 percent to 200 percent of the STIP target incentive.
The incentive award range that a NEO may earn is determined at the beginning of the year as a percentage of the NEO’s base salary, and the amount paid, if any, is based on the actual STIP results achieved for the year as determined by the Compensation Committee. No payout occurs if Ingevity’s actual performance is below a threshold performance level. At threshold, payout is 50 percent and the maximum payout is 200 percent, regardless of individual performance. Linear interpolation is used to determine awards for performance between the identified points.
An individual NEO’s annual incentive award is further influenced by the NEO’s achievement of his or her individual goals and overall performance for the year (the “individual performance modifier”). Performance goals are typically established in the beginning of the year and generally include both leadership objectives and strategic business objectives. Individual NEO performance is evaluated by comparing actual performance to the pre-established individual goals, as well as considering individual accomplishments and other relevant performance criteria. The Compensation Committee annually assesses the performance of the CEO and the other NEOs, and an individual performance modifier is determined for each.
The Compensation Committee considers that annual earnings before interest, taxes, depreciation and amortization (EBITDA), subject to certain STIP adjustments, is an appropriate and effective measure of short-term performance. For 2016 and 2017, STIP funding was based on achieving STIP defined adjusted EBITDA measured Company-wide (“Company STIP-Adjusted EBITDA”) for all participants. In 2018, the Compensation Committee added targets to include for certain participant’s business unit STIP-Adjusted EBITDA ("BU STIP-Adjusted EBITDA") in addition to Company STIP-Adjusted EBITDA. See Appendix B for more details on Company STIP-Adjusted EBITDA and BU STIP-Adjusted EBITDA, and for a reconciliation of this non-GAAP financial measure to the nearest GAAP measure.
BU STIP-Adjusted EBITDA is calculated for each of the Company’s segments, Performance Chemicals and Performance Materials. The Compensation Committee believes that these revised targets provide for a more focused short-term incentive for those participants able to influence business unit results.
Mr. Wilson's, Mr. Fortson's, and Ms. Burgeson's STIP funding is based 100 percent on Company STIP-Adjusted EBITDA. Mr. Smith’s STIP funding is based 70 percent on Company STIP-Adjusted EBITDA and 30 percent on Performance Chemicals STIP-Adjusted EBITDA. Mr. Woodcock’s STIP funding is

INGEVITY - 2019 Proxy Statement - 26

based 70 percent on Company STIP-Adjusted EBITDA and 30 percent on Performance Materials STIP-Adjusted EBITDA. Each NEO’s STIP may be further adjusted by his or her individual performance modifier (subject to a maximum 200 percent payout).
There is no STIP funding based on Company STIP-Adjusted EBITDA if actual performance is below the threshold level, which for 2018 was set at 92 percent of target. In such case, Messrs. Wilson and Fortson, and Ms. Burgeson, would not receive a 2018 STIP payout. Mr. Smith and Mr. Woodcock would still be eligible to receive their respective BU STIP-Adjusted EBITDA unless actual business unit performance were also below threshold level. An additional limitation, however, provides that Mr.

Smith and Mr. Woodcock will not receive any STIP payout if Company STIP-Adjusted EBITDA were below 85 percent of that target, regardless of business unit performance.
2018 Target Company STIP-Adjusted EBITDA was set at $295 Million, an increase of $55 Million (or 6 percent) over 2017. At the time the Compensation Committee set the target performance level, the goal was believed to be high, but achievable. The maximum level of performance was based on 108 percent of target and was believed to be achievable, but only with exceptional performance.

The following table shows the 2018 STIP metrics:

Metric (1)	Performance	2018 Goal ($ in millions)	Funding	Actual Performance
Company STIP- Adjusted EBITDA	Threshold	270	50%	$320.5 Million
	Target	295	100%
	Above Target	310	150%
	Maximum	320	200%

Performance Chemicals' BU STIP-Adjusted EBITDA	Threshold	125	50%	$151.2 Million
	Target	140	100%
	Above Target	148	150%
	Maximum	155	200%

Performance Materials' BU STIP-Adjusted EBITDA	Threshold	140	50%	$170.8 Million
	Target	155	100%
	Above Target	162	150%
	Maximum	170	200%

(1)	See Appendix B for more details on Company STIP-Adjusted EBITDA and BU STIP-Adjusted EBITDA and for a reconciliation of these non-GAAP financial measure to the nearest GAAP measure.

The funding for 2018 STIP payout for Mssers. Wilson and Fortson and Ms. Burgeson is based on 100 percent Company STIP-Adjusted EBITDA. The funding for Mssers. Smith and Woodcock is based on 70 percent Company STIP-Adjusted EBITDA and 30 percent BU STIP-Adjusted EBITDA.

INGEVITY - 2019 Proxy Statement - 27

For 2018, the Compensation Committee established the following threshold, target, and maximum STIP incentive opportunities for the NEOs (expressed as a percentage of base salary):

NEO	Threshold (as a percentage of base salary)	Target (as a percentage of base salary) (1)	Maximum (as a percentage of base salary)
Mr. Wilson	50%	100%	200%
Mr. Fortson	35%	70%	140%
Ms. Burgeson	30%	60%	120%
Mr. Smith	33%	65%	130%
Mr. Woodcock	28%	55%	110%

(1)
The Compensation Committee increased Ms. Burgeson’s and Mr. Smith's annual incentive targets in 2018 to 60 percent and 65 percent of base salary, respectively, to reflect roles and responsibilities and to align more closely with the market median based on peer group and competitive compensation data.

The resulting STIP payments for our NEOs based on the 2018 STIP financial results, after giving effect to each NEO’s individual performance multiplier were as follows:

NEO	Target STIP Percentage	Eligible Salary ($)	2018 STIP Target ($)	2018 STIP Payout Percentage(1)	2018 STIP Payout ($)
Mr. Wilson	100%	900,000	900,000	200%	1,800,000
Mr. Fortson	70%	505,000	353,500	200%	707,000
Ms. Burgeson	60%	390,000	234,000	200%	468,000
Mr. Smith	65%	400,000	260,000	192%	499,200
Mr. Woodcock	55%	330,000	181,500	200%	363,000

(1)	See Appendix B for the calculation of the 2018 STIP Payout Percentage for Mssers. Smith and Woodcock.

Company STIP-Adjusted EBITDA and BU-STIP-Adjusted EBITDA are based on the Company’s reported 2018 financial results. The terms of the plan permit the Committee to make certain discretionary adjustments to exclude the effect of certain non-recurring items of gain or loss, or other adjustments reflecting substantial, out of the ordinary matters.
Individual Performance
In determining the individual performance element of each NEO’s short-term incentive payment for 2018, and therefore their STIP awards, the Compensation Committee considered each NEO’s individual performance as compared to his or her individual goals, and their respective overall contribution to the Company’s performance for the year. See “2018 Performance Highlights”, page 20, for a summary of Company performance in 2018.
For Mr. Wilson, the Committee considered among other matters the Company’s financial results for the year which exceeded the mid-point of initial guidance relative to revenue (up 3.1 percent), Adjusted EBITDA (up 8.6 percent) and free cash flow (up 66.4 percent), his strong focus on safety and sustainability, and his leadership in strategy execution including the acquisition of the Georgia-Pacific (G-P) pine chemicals business and purchase of the Capa caprolactone business (Capa) of Perstorp Holding AB. For Mr. Fortson, the Committee also considered the attractive financings completed during the year including the Company’s inaugural bond offering and expanded credit facility and term loan that provided strategic flexibility enabling acquisitions such as G-P pine chemicals and Capa, as well as the continued strengthening of the financial functions of the Company and enhanced IT cybersecurity. (See Appendix B and the Company’s 2018 Form 10K.)
For Ms. Burgeson, the Compensation Committee noted continued effective legal counsel, advancing the Company’s business strategies while appropriately balancing risks and opportunities, and stewardship of the Company’s ethics and compliance programs and corporate governance practices. The Compensation Committee considered for each of Mr. Woodcock and Mr. Smith their effective leadership in the Performance Materials and Performance Chemicals segments respectively, and the delivery of strong financial results for each segment including in the case of Performance Materials, record Segment EBITDA, and in the case of Performance Chemicals, improvements in Segment EBITDA margins. (See Appendix B and the Company’s 2018 Form 10K.)

INGEVITY - 2019 Proxy Statement - 28

Long-Term Incentive Plan (“LTIP”)
Ingevity’s long-term incentive plan (LTIP) is designed to recognize the performance of our executives who drive the development and execution of our long-term business strategies and goals. These awards are intended to further align executives’ interest with those of Ingevity’s stockholders, reward executives for stockholders value creation, maintain the competitiveness of our total compensation packages, foster executive stock ownership and promote retention.
The awards granted annually under the Company’s LTIP are delivered in three components: Performance-Based Restricted Stock Units (“PSUs”) represent 50 percent of each NEO’s annual LTIP opportunity, and non-qualified stock options and service based Restricted Stock Units (“RSUs”) each represent 25 percent of each such opportunity. The Committee considers this an appropriate allocation, as performance-orientation is reflected in the PSU and option opportunities, while grants of RSUs enhance our ability to retain our management team over a longer-term horizon. The values of individual NEO awards as a percentage of base compensation are determined as described under “Executive Compensation Philosophy and Pay Elements”, above at page 22. After the Committee has determined a dollar value for the executive’s annual award based on a percentage of base compensation, that dollar value is allocated between PSUs, RSUs and options as described above, with the exact number of PSUs and RSUs being based on the closing price of the Company’s share on the date of grant.
Service-Based Restricted Stock Units (“RSUs”) and Options RSUs vest ratably in one year increments over three years from the date of grant, provided the recipient meets the terms including continued service. Options vest in full on the third anniversary of the date of grant, provided the recipient meets the terms including continued service. Options have an exercise price equal to the fair market value per share on the date of grant and have a ten-year term. Grants of RSUs and Options to the NEOs in 2018 are reflected in tables "Grants of Plan Based Awards in 2018," and "Summary Compensation Table".

Performance-Based Restricted Stock Units (“PSUs”) PSUs vest on the third anniversary of the date of grant, provided the recipient meets the terms including continued service. Payout is dependent on the achievement of pre-determined performance targets set by the Compensation

Committee for the related three-year performance period.
The Compensation Committee determined that for PSU awards granted in 2018 (“2018 PSU Awards”), two-point average adjusted return on invested capital (Average ROIC) and adjusted three-year cumulative earnings per share (Cumulative EPS) continued to be an appropriate and effective measure of Ingevity’s overall performance, and established threshold, target and maximum performance targets for the related three-year performance period from January 1, 2018 through December 31, 2020.
There is no payout for performance under threshold. Payout at threshold is at 50 percent, at target is 100 percent and at maximum is 200 percent. Linear interpolation is used to determine award payouts between these pre-determined points. At the time that the performance levels were set, target level of performance was believed to be high, but achievable; maximum level was believed to be achievable, but only with exceptional performance.
The 2018 PSU Awards will vest on performance certification by the Compensation Committee. The number of vested shares will be determined based on the Company’s financial performance relative to the pre-established Average ROIC and Cumulative EPS targets for the 2018-2020 performance period, with adjusted payouts for threshold, target and maximum performance (capped at 200 percent payout), as determined by the Compensation Committee at the end of the performance period. The Compensation Committee may and has adjusted the Average ROIC and Cumulative EPS targets to exclude the effect of certain non-recurring items of gain or loss or other substantial, out of the ordinary matters. See “Metric Adjustments”, below.

INGEVITY - 2019 Proxy Statement - 29

In 2018 NEOs were granted the following 2018-2020 PSU opportunity:

2018-2020 PSU Targets (as percent of base salary)
	Minimum	Target	Maximum
Mr. Wilson	0%	137.5%	275%
Mr. Fortson	0%	87.5%	175%
Ms. Burgeson	0%	50.0%	100%
Mr. Smith	0%	55.0%	110%
Mr. Woodcock	0%	50.0%	100%

Target Metric Adjustments. The Compensation Committee may adjust PSU metrics from time to time to exclude the effect of certain non-recurring items of gain or loss or other significant, out of the ordinary matters, where they had not been factored into established performance targets, such as mergers, acquisitions and dispositions; entry into joint ventures; significant restructurings; changes in accounting rules or tax codes. These adjustments are made to ensure that executives are neither unduly rewarded nor penalized for successfully implementing Board-approved strategic initiatives, or as a result of external events such as changes in effective tax rates.

In late 2018 and early 2019, the Compensation Committee considered the impact of several significant, unplanned 2018 events impacting Company results, including Average ROIC and Cumulative EPS:

•	the changes in the Company’s effective tax rate (U.S. Tax Reform of 2017)

•	the 2018 acquisition of Georgia-Pacific’s pine chemicals business

•	the 2018 acquisition of the remaining 30% interest in the Company’s Purification Cellutions, LLC joint venture.

Consistent with the approach described above, the Compensation Committee approved adjustments, both positive and negative, to the Average ROIC and Cumulative EPS targets for the PSUs granted for 2016, 2017, and 2018. This approval reflected the Compensation Committee’s judgment that adjustment of performance targets of unvested LTIP grants was appropriate in light of these significant, non-recurring items, such that executives would not be unduly rewarded nor penalized.
Payments of 2016 PSUs Awards. The PSU awards made in 2016 (“2016 PSU Awards”) had Average ROIC and Cumulative EPS as the performance targets for the related 2016-2018 performance period. The performance targets for these grants were established in May 2016, reflecting the long-term goals in place at that time. As indicated above under “Metric Adjustments” the Committee made adjustments to these targets to reflect the impact, both positive and negative, from changes in Company’s effective tax rate and the Georgia-Pacific and Purification Cellutions transactions.

These adjustments to the PSU performance goals did not, however, impact the payout level of the 2016 PSUs, which would have paid out at the maximum level (200 percent of target) even without those adjustments.

The table below shows the adjustments to the financial metrics for the 2016 PSU awards:

Metric	Performance	Goal before Adjustment	Adjusted Goal
Cumulative EPS (weighted 50%)	Threshold	$5.92	$6.56
	Target	$6.10	$6.65
	Maximum	$6.22	$6.87
2018 Average ROIC (weighted 50%)	Threshold	14.00%	17.24%
	Target	14.75%	18.09%
	Maximum	15.50%	18.94%

The Compensation Committee approved payment to the NEOs of the 2016 PSU Awards, based upon the achievement of the Average ROIC and Cumulative EPS three-year performance goals at or above the maximum level. As a result, these PSUs were paid out at the maximum level: 200 percent of the amount of the target number of PSUs.

INGEVITY - 2019 Proxy Statement - 30

The Compensation Committee certified and approved the payout based on Cumulative EPS of $8.77 and Average ROIC of 23.78 percent as described in the table below:

Metric	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	Funding
Cumulative EPS(1) (weighted 50%) - as adjusted	$6.56	$6.65	$6.87	$8.77	200%
2018 Average ROIC(1) (weighted 50%) - as adjusted	17.24%	18.09%	18.94%	23.78%	200%
(1) See Appendix B for more details on Cumulative EPS and Average ROIC and for reconciliation of these non-GAAP financial measures to the nearest GAAP measures.

Payment calculation for 2016 PSU Awards settled in February 2019 is described in the table below:

Name	Units Granted	Percentage Payable	Units Payable
D. Michael Wilson	35,466	200%	70,932
John C. Fortson	18,941	200%	37,882
Katherine P. Burgeson	5,322	200%	10,644
Michael P. Smith	3,132	200%	6,264
S. Edward Woodcock	3,813	200%	7,626
Special Equity Awards. From time to time, the Compensation Committee may authorize a special equity award under circumstances where the Committee deems such an award appropriate and in the best interests of the Company, for example to recognize extraordinary performance and/or to enhance retention. In 2018, the Compensation Committee made a special equity award grant to Mr. Smith in form of $250,000 service-based RSUs with a three year "cliff" vesting period.
This award was in recognition of his extraordinary contributions to the organization, especially relative to the acquisition of the Georgia-Pacific pine chemicals business. The Committee believes that the award value and the three year vesting schedule were appropriate under the circumstances to both recognize Mr. Smith's leadership on this strategic initiative and to enhance the Company's ability to retain his services for the foreseeable future. This award is described in footnote 3 to the Summary Compensation Table on page 35.
Other Compensation Practices and Policies
Executive Stock Ownership Policy
Our stock ownership guidelines align the long-term interests of our NEOs with those of our stockholders and discourage excessive risk taking. Our guidelines require stock ownership levels as a value of Ingevity shares equal to a multiple of base salary or retainer for non-employee directors. The Ownership Guidelines require all NEOs to retain 50 percent of net shares received under LTIP awards until the following stock ownership levels are met:

Position	Required Salary Multiple
CEO	5x
Other NEOs	3x

In determining compliance with these guidelines, stock ownership includes shares and unvested RSUs. Unvested PSUs and vested but unexercised stock options are not included. Executives have five years from the date of their designation to achieve the targeted level of ownership. As of February 20, 2019, Messrs. Wilson and Fortson and Ms. Burgeson have met their respective ownership guidelines and the other NEOs are on track to achieve their target ownership levels in a timely manner.

INGEVITY - 2019 Proxy Statement - 31

Anti-Hedging/Anti-Pledging
Ingevity’s insider trading policy prohibits members of our Board, executive officers and other employees from entering into any hedging or monetization transactions relating to our securities or otherwise trading in any instrument relating to the future price of our securities or pledging Ingevity Common Stock as collateral for any loans.

Recoupment Policy
We maintain a compensation recoupment (or "claw back") policy covering our NEOs. In the event of a material restatement of the Company’s financial statements filed with the SEC, the Company’s Board will review the facts and circumstances that led to the requirement for the restatement. In that review, the Board will consider whether any covered current or former executive received Incentive Compensation (as defined in the policy) that was awarded or paid based in whole or in part on the apparent achievement of financial results that were determined by reference to the originally filed financial information, but which financial results were not achieved under the Company’s restated results. The Board will further consider whether any such current or former executive engaged in Misconduct (as defined in the policy) which resulted in or substantially contributed to the material restatement.

If the Board determines that any covered executive engaged in Misconduct, and received Incentive Compensation within the three-year period preceding the restatement that would not have been payable if the original financial information had reflected the restated results of operations, the Board may, in its sole discretion, direct that the Company recover all or a portion of the excess Incentive Compensation.
The Board may consider such factors as it shall determine relevant in determining the appropriate recoupment from a covered current or former executive and the means of recovery. The Board may seek recoupment from any of the following sources: future payments of Incentive Compensation, cancellation of outstanding equity awards, future equity awards and direct repayment.

Equity Grant Practices
The Compensation Committee has adopted equity grant practices that set forth guidelines for the granting of equity based compensation, including among other approval of annual awards by the Compensation Committee at regularly scheduled first quarter committee meeting, no back-dating of awards, and providing limited discretion to the CEO to grant awards to employees who are not executive officers for the purpose of attracting, retaining and motivating such employees.
Severance and Double Trigger Change of Control Agreements
The Compensation Committee approved severance and double trigger change of control agreements covering each of the NEOs, which became effective on March 1, 2017.
An NEO whose employment is terminated by the Company in the absence of a change of control is entitled to receive severance benefits provided the termination was without Cause (as defined). An NEO whose employment is terminated within two years after a change of control is entitled to receive severance benefits provided the termination was without Cause or is a resignation by the NEO for Good Reason (as defined). The purpose of the agreements is to ensure that Ingevity (a) offers benefits that provide an overall compensation package that is competitive with that offered by other companies with whom Ingevity competes for talent; (b) retains and relies upon the undivided focus of its senior executives during and following a change of control; and (c) diminishes the inevitable distraction of our NEOs by virtue of personal uncertainties and risks created by the potential job loss following a change in control. The cash severance entitlement is equal to a multiple of the NEO’s actual base salary and target annual incentive, which varies by executive level, and in the case of change of control severance, the

INGEVITY - 2019 Proxy Statement - 32

multiple is enhanced. The agreements also include one-year post-termination restrictive covenants relating to non-solicitation of customers and employees, and non-competition provisions. All severance payable is further subject to the NEO signing an appropriate release of claims. None of the agreements include any tax gross ups arising from any excise tax imposed by the Internal Revenue Code on excess parachute payments.
Retirement Plans, Welfare Benefits and Perquisites
NEOs participate in each of the benefit plans or arrangements that generally are made available to all U.S. based salaried employees including:

•	medical and dental benefits;

•	life, accidental death and disability insurance; and

•
401(k) retirement plan with a 6 percent Company match, 3 percent non-contributory Company contribution and a 5-year Company transition contribution of either 10 percent for employees grandfathered in the WestRock final average pay pension plan or 4 percent for employees grandfathered in the WestRock cash balance pension plan. These transition contributions terminate December 31, 2020.

Additional benefits made available to NEOs are:

•	financial counseling; and

•	executive physicals
The value of the financial counseling is credited to the NEO as imputed income. There is no tax gross-up.
The Company also makes available a non-qualified deferred compensation plan to a select group of highly compensated employees, including the NEOs, which allows participants to defer up to 80 percent of their base compensation and 100 percent of their annual incentive. The plan also contains a restoration component that restores lost defined contribution benefits due to IRS limits.
Risk Analysis
The Compensation Committee engaged Pearl Meyer to review Ingevity’s executive and non-executive compensation programs to assess whether they encourage or create excessive risk-taking not in the best interest of the Company or its stockholders.
In conducting this assessment, Pearl Meyer reviewed various components and design features of all of the Company’s executive and non-executive plans and programs and analyzed them in the context of risk mitigation. A summary of the findings of the assessment was provided to the Compensation Committee, which concluded that Ingevity’s compensation arrangements are not constructed or administered in a way that is likely to create risks that could materially and adversely affect the Company.
Among the factors considered in Pearl Meyer’s assessment and reviewed by the Compensation Committee were: (i) the balance of the Company’s overall program design, including the mix of cash and equity compensation; (ii) the mix of fixed and variable compensation; (iii) the balance of short-term and long-term objectives of our incentive compensation; (iv) the performance metrics, performance targets, threshold performance requirements and capped payouts related to our incentive compensation; (v) the Company’s share ownership guidelines, including share ownership levels, retention practices and prohibitions on hedging, pledging and other derivative transactions related to Ingevity stock; (vi) the Compensation Committee’s ability to exercise negative discretion to reduce the amount of the annual and long-term incentive awards; (vii) the existence of a recoupment policy; and (viii) internal controls and oversight structures in place at the Company.
Based on Pearl Meyer’s review, the Compensation Committee’s deliberations and such other matters as the Compensation Committee deemed relevant, the Compensation Committee believes Ingevity’s well-balanced mix of salary and short-term and long-term incentives, as well as the performance metrics that are included in the incentive programs, are appropriate and consistent with the Company’s risk management practices and overall strategies.

INGEVITY - 2019 Proxy Statement - 33

Tax and Accounting Considerations
The Compensation Committee considers tax and accounting considerations in structuring our executive compensation program. For example, accounting matters are one of many factors that our Compensation Committee considers in determining compensation mix and amount.

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) was recently amended to significantly expand the disallowance of tax deductions to public companies for compensation over $1 million paid for any fiscal year to the Company’s covered employees (generally, the chief executive officer, chief financial officer and three most highly compensated executive officers (other than the chief executive officer or chief financial officer). Section 162(m) exempts qualifying performance-based compensation with respect to taxable years beginning on or before December 31, 2017 and payable pursuant to a binding written agreement in effect on November 2, 2017 that is not materially modified after that date. Certain compensation is also "grandfathered" under Section 162(m). While our Compensation Committee structured certain awards to our executive officers under our annual and long-term plans to qualify for this exemption, there can be no guarantee that any such awards will be or remain exempt from Section 162(m). Further, the Compensation Committee believes that stockholder interests are best served if the Compensation Committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Thus, considering the repeal of the performance-based compensation exception to 162(m) and the expansion of the group of covered employees, our Compensation Committee expects to approve compensation that is not deductible for income tax purposes. However, the Compensation Committee does not anticipate a shift away from variable or performance-based compensation payable to our NEOs in the future, nor do we anticipate applying less rigor in the process by which we establish performance goals or evaluate performance against such pre-established goals, with respect to compensation paid to our NEOs.

INGEVITY - 2019 Proxy Statement - 34

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The table below includes the total compensation of our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers of our Company during 2018, whom we refer to in this proxy statement as NEOs, for the fiscal year ended December 31, 2018.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Comp.(5) ($)	Change in Pension Value and Nonqualified Deferred Comp. Earnings(6) ($)	All Other Comp.(7) ($)	Total ($)
D. Michael Wilson	2018	895,833	—	1,856,270	618,771	1,800,000	—	251,903	5,422,777
President and CEO	2017	845,833	—	1,593,778	531,253	1,700,000	—	186,723	4,857,587
	2016	800,000	565,419	2,579,160	509,157	1,029,600	—	616,767	6,100,103
John C. Fortson	2018	503,750	—	662,879	220,942	707,000	—	124,317	2,218,888
CFO & Treasurer	2017	488,750	—	643,534	214,493	686,000	—	100,819	2,133,596
	2016	475,000	197,678	1,608,602	286,606	427,930	—	356,169	3,351,985
Katherine P. Burgeson	2018	387,500	—	292,598	97,525	468,000	—	84,547	1,330,170
General Counsel	2017	357,500	—	229,488	76,503	360,000	131,306	68,047	1,222,844
	2016	325,833	89,950	269,912	80,533	209,680	642	223,525	1,200,075
Michael P. Smith	2018	397,917	—	580,103	110,025	499,200	—	75,056	1,662,301
President, Performance Chemicals; EVP, Strategy	2017	369,167	—	224,974	74,991	412,500	—	67,722	1,149,354
S. Edward Woodcock	2018	327,500	—	247,578	82,525	363,000	—	76,215	1,096,818
President, Performance Materials	2017	297,917	—	179,990	59,997	330,000	53,784	96,869	1,018,557
	2016	275,000	48,611	192,454	54,731	176,960	7,411	30,914	786,081

(1)	The amounts in this column represent salaries before compensation reduction under the Company’s qualified and non-qualified retirement and savings plans.

(2)
These values represent the 2016 amounts paid to Messrs. Wilson, Fortson and Ms. Burgeson pursuant to their Letter Agreements entered into in connection with their employment. These provided for short-term cash awards for the period commencing from their respective hire dates and ending with the Separation, prorated for the partial year and assuming target performance. In the case of Mr. Woodcock, the amounts above include a 2016 incentive cash replacement awards in the amount of $48,611, which was an award granted by WestRock and assumed by Ingevity under the terms of the Employee Matters Agreement in connection with the Separation.

(3)
These 2018 values represent the aggregate grant date fair value of the service-based and performance-based restricted stock unit awards made in 2018 as computed in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of the stock awards are set forth in Note 11 to our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. For grants of restricted stock units, the fair value per share is equal to the closing price of Ingevity’s Common Stock on the NYSE on the date of grant. Mr. Smith’s value includes a special RSU grant approved by the Compensation Committee with a fair Market value of $250,000, See "Compensation Discussion & Analsysis - Other Compensation Practices and Policies" on page 31. With respect to the 2018 grants of PSUs, the value is reported assuming the target level of performance is achieved. The value of the 2018 PSU awards if the maximum level of performance was achieved would be: Mr. Wilson $2,475,026; Mr. Fortson $883,788; Mr. Smith $440,021; Mr. Woodcock $330,053; and Ms. Burgeson $390,131.

(4)
These 2018 values represent the aggregate grant date fair market value of stock option awards granted in 2018 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to the Company’s audited consolidated financial statements for the year ended December 31, 2018 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 20, 2019.

(5)
The 2018 amounts shown in this column represent cash payments made to NEOs under the Short-Term Incentive Plan. See “Compensation Discussion and Analysis — 2018 STIP” for additional information regarding the plan design, 2018 actual performance and payouts authorized under the plan.

(6)
The Company does not maintain a qualified defined benefit pension plan for any of our salaried employees, including our NEOs. However, the Company maintains a Retirement Restoration Plan that mirrors benefits provided under a qualified defined benefit plan sponsored and maintained by our former parent company, WestRock. See Pension Benefits Table - 2018 at page 38. The amounts in this column represent the actuarial increase in the present value of the two participating NEOs’ benefits under this non-qualified Retirement Restoration Plan maintained by the Company during the 12-months ended December 31, 2018. The present value of accumulated benefits is based on benefits payable at age 65 using a discount rate of 4.15 percent and mortality based on the RP-2014 White Collar Mortality Table adjusted back to 2006 using Scale MP-2014 and projected with Scale MP-2016. While these amounts appear as a lump sum, the normal form of payment is an annuity. These amounts are “pension accounting values” and were not realized by these NEOs during 2018. No above market or preferential earnings are provided to any NEO on non-qualified deferred compensation. Due to the changes in discount rate and mortality tables, the increase in pension values for Ms. Burgeson and Mr. Woodcock are negative. The actual change in the value of the pension benefit was -$54,964 and -$31,738 for the Retirement Restoration Plan, respectively.

INGEVITY - 2019 Proxy Statement - 35

(7)	Amounts shown in this column for 2018 are derived as follows:

Amounts shown in $	D. Michael Wilson	John C. Fortson	Katherine P. Burgeson	Michael P. Smith	S. Edward Woodcock
Financial Planning/Counseling(a)	15,228	15,000	15,325	15,231	15,228
Qualified Savings Plan Contributions(b)	24,750	24,750	24,750	23,438	24,750
Non-Qualified Savings Plan Contributions(c)	208,875	82,328	42,525	34,406	34,425
Life Insurance Premiums	1,913	1,102	810	844	675
Executive Long-Term Disability(d)	1,137	1,137	1,137	1,137	1,137
Total Other Compensation	251,903	124,317	84,547	75,056	76,215

(a)	Reimbursement by the Company for financial planning.

(b)	Annual matching and non-contributory contributions by the Company to qualified 401(k) Savings Plan.

(c)	Annual matching and non-contributory contributions by the Company to non-qualified deferred compensation plan.

(d)	Annual long-term disability premium paid by the Company.
Grants of Plan-Based Awards in 2018
The following table reports plan-based awards granted to the NEOs during fiscal 2018. The material terms of our short- and long-term incentive compensation awards are described in “Compensation Discussion and Analysis — Executive Compensation Philosophy and Pay Elements” beginning on page 22.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards or Units (# of awards)(3)	All Other Option Awards (# of awards)(4)	Exercise Or Base Price of Option Awards(5) ($)	Grant Date Fair Market Value of Stock & Option Awards(6) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (# of awards)	Target (# of awards)	Maximum (# of awards)
D. Michael Wilson
STIP Annual Incentive		450,000	900,000	1,800,000
PSUs	2/28/2018				8,260	16,520	33,040				1,237,513
RSUs	2/28/2018							8,260			618,757
Stock Options	2/28/2018								24,256	74.91	618,771
John C. Fortson
STIP Annual Incentive		176,750	353,500	707,000
PSUs	2/28/2018				2,950	5,899	11,798				441,894
RSUs	2/28/2018							2,950			220,985
Stock Options	2/28/2018								8,661	74.91	220,942
Katherine P. Burgeson
STIP Annual Incentive		117,000	234,000	468,000
PSUs	2/28/2018				1,302	2,604	5,208				195,066
RSUs	2/28/2018							1,302			97,533
Stock Options	2/28/2018								3,823	74.91	97,525
Michael P. Smith
STIP Annual Incentive		130,000	260,000	520,000
PSUs	2/28/2018				1,469	2,937	5,874				220,011
RSUs	2/28/2018							4,807			360,092
Stock Options	2/28/2018								4,313	74.91	110,025
S. Edward Woodcock
STIP Annual Incentive		90,750	181,500	363,000
PSUs	2/28/2018				1,102	2,203	4,406				165,027
RSUs	2/28/2018							1,102			82,551
Stock Options	2/28/2018								3,235	74.91	82,525

(1)
These columns reflect threshold, target and maximum amounts potentially payable under the Short-Term Incentive Plan if certain performance criteria are satisfied during the 2018 fiscal year, subject to continued employment with the Company. See “Compensation Discussion and Analysis” for additional detail regarding the performance targets and amounts that may be earned.

(2)
These columns reflect the threshold, target and maximum number of shares that may be earned pursuant to PSUs awarded under the Long-Term Incentive Plan if certain performance goals are satisfied as of December 31, 2018, subject to continued employment with the Company. See "Compensation Discussion and Analysis" regarding the performance targets and amounts that may be earned.

INGEVITY - 2019 Proxy Statement - 36

(3)
RSU awards generally vest ratably in one-third increments over a three-year period from the date on which the Compensation Committee approves compensation decisions in February of each calendar year. Mr. Smith received a special RSU award, as described on page 31, that is subject to three-year cliff vesting.

(4)	All options granted in 2018 vest in full on February 28, 2021, subject to continued employment with the Company.

(5)	This represents the closing price of the Common Stock of the Company on the date of grant issuance.

(6)
This amount represents the full grant fair market value of equity awards (PSUs, RSUs and options) computed in accordance with FASB ASC Topic 718. The fair market value of the PSUs is calculated at target.

Outstanding Equity Awards at 2018 Fiscal Year End
The table below shows the equity awards that have been previously awarded by the Company to our NEOs and which remained outstanding as of December 31, 2018.

		Option Awards(1)					Stock Awards(2)
Name (a)	Grant Date (b)	Option Awards Number of Securities Underlying Unexercised Options Exercisable (c) (1)	Number of Securities Underlying Unexercised Options Unexercisable (d)	Number of Securities Underlying Unexercised Unearned Options (e)	Option Exercise Price ($) (f)	Option Expiration Date (g)	Stock Awards Number of Shares of Stock that have not yet Vested (h) (2)	Market Value of Unvested Shares of Stock ($) (i) (4)	Equity Incentive Plan Awards: Number of Unearned Unvested Units or Shares (J) (3)	Plan Awards Payout Value of Unearned, Unvested Units or Shares ($) (k) (4)
D. Michael Wilson	5/27/16	0	48,170	0	27.90	5/27/2026	91,947	7,695,044	73,052	6,113,722
	2/27/17	0	25,652	0	53.11	2/27/2027
	2/28/18	0	24,256	0	74.91	2/28/2028
John C. Fortson	5/27/16	0	27,115	0	27.90	5/27/2026	46,750	3,912,508	27,954	2,339,470
	2/27/17	0	10,357	0	53.11	2/27/2027
	2/28/18	0	8,661	0	74.91	2/28/2028
Katherine P. Burgeson	5/27/16	0	7,619	0	27.90	5/27/2026	13,813	1,156,010	10,970	918,079
	2/27/17	0	3,694	0	53.11	2/27/2027
	2/28/18	0	3,823	0	74.91	2/28/2028
Michael P. Smith	2/27/17	0	3,621	0	53.11	2/27/2027	12,550	1,050,310	11,522	964,276
	2/28/18	0	4,313	0	74.91	2/28/2028

S. Edward Woodcock	5/27/16	0	5178	0	27.90	5/27/2026	10,135	848,198	8,924	746,850
	2/27/17	0	2897	0	53.11	2/27/2027
	2/28/18	0	3235	0	74.91	2/28/2028

(1)	All options granted in 2016 will vest in full on February 27, 2019, those granted in 2017 will vest in full on February 27, 2020 and those granted in 2018 will vest in full on February 28, 2021.

(2)
The RSU awards reported in column (h) vest ratably generally in one-third increments over a three-year period tied to the date on which the Compensation Committee approves compensation decisions in February of each calendar year; provided, however, that with respect to certain 2016 grants made to Messrs. Wilson and Fortson under their Letter Agreements, the RSUs vest in one-third increments on the anniversary date of each NEO’s respective hire date with WestRock pursuant to their Letter Agreements. Mr. Smith received a special RSU award in 2018, as described on page 31, that is subject to three-year cliff vesting. Column (h) also includes PSU awards granted on May 27, 2016, which vested at the maximum level (200 percent of target), as determined by the Compensation Committee based on the Company’s attainment of pre-established financial metrics relating to return on invested capital and cumulative earnings per share for the performance period beginning January 1, 2016 through December 31, 2018, subject to the continued employment of the NEOs until February 20, 2019, the date that performance was determined by the Compensation Committee.

(3)
Column (j) includes PSU awards granted on February 27, 2017, which will vest as determined by the Compensation Committee based on the Company’s attainment of pre-established financial metrics relating to return on invested capital and cumulative earnings per share for the performance period beginning January 1, 2017 through December 31, 2019, and PSU awards granted on February 28, 2018, which will vest as determined by the Compensation Committee based on the Company’s attainment of pre-established financial metrics relating to return on invested capital and cumulative earnings per share for the performance period beginning January 1, 2018 through December 31, 2020. The number of PSU shares shown in column (j) is reported at the maximum level (200 percent of target), based on interim performance through the end of fiscal 2018.

(4)	Market and payout values are based on the Company’s common stock price of $83.69, which was the closing price of the Company’s common stock on December 31, 2018.

INGEVITY - 2019 Proxy Statement - 37

Option Exercises and Stock Vested during Fiscal 2018
This table shows the stock options that were exercised by, and the RSUs that vested for, each of our NEOs during 2018. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of shares of Common Stock.

	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
D. Michael Wilson	—	—	22,327	2,035,485
John C. Fortson	—	—	14,252	1,182,141
S. Edward Woodcock	—	—	2,153	169,129
Katherine P. Burgeson	—	—	3,986	313,120
Michael P. Smith	—	—	1,009	79,262

(1)
These amounts reflect the number of shares relating to RSUs that vested on the applicable vesting date, prior to withholding of any shares to satisfy taxes for each of the NEOs affected. The amounts for Messrs. Wilson, Fortson, Woodcock, and Smith as well as Ms. Burgeson relate to 2016 and 2017 RSU awards granted by the Company. The values realized upon vesting column for all NEOs represent the closing price on the date of settlement.

Pension Benefits Table - 2018
The following table provides information with respect to the Company’s non-qualified defined benefit plan (which we refer to as the “Retirement Restoration Plan”). The Retirement Restoration Plan provides benefits to only two of our NEOs representing “historic” liabilities assumed by the Company under the terms of the EMA in connection with our separation from our former parent, WestRock. None of our NEOs currently accrues a benefit under this plan with respect to service with the Company.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Katherine P. Burgeson	Retirement Restoration Plan	15.83	1,080,148	—
S. Edward Woodcock	Retirement Restoration Plan	27.83	312,373	—

(1)	The accumulated benefits included in this column were computed through December 31, 2018 using the assumptions stated in the financial statements included in the 2018 Company Form 10-K (Note 14).
Understanding Our Pension Benefits Table
The Company maintains the Retirement Restoration Plan, a non-qualified plan that mirrors benefits provided under a qualified defined benefit pension plan sponsored and maintained by our former parent, WestRock (the “WestRock Pension Plan”). The Retirement Restoration Plan was adopted by the Company to honor obligations under the EMA between the Company and WestRock to pay certain assumed historic liabilities transferred as a result of the separation.

The WestRock Pension Plan (now frozen) provides an unreduced benefit payable at age 65 (or 62 if the employee has 20 years of service). The retirement benefit payable is equal to 1.6 percent of final average earnings (or pay) times years of benefit service (up to a maximum of 40 years), minus an employee’s primary social security benefit multiplied by 1.25 percent times years of benefit service (up to a maximum of 40 years of service). The formula is illustrated below:

[1.6% x Years of Benefit x Final Average Pay]
Service (up to 40)
less

[1.25% x Years of Benefit x Primary Social Security Benefit] Service (up to 40)
The Retirement Restoration Plan mirrors benefits provided under the WestRock Pension Plan following the same formula but recognizing compensation in excess of the Internal Revenue Code limit, which was $275,000 for 2018. Mr. Woodcock and Ms. Burgeson, while participants in this plan, no longer accrue any benefit under this plan. Benefits are payable in annuity form only and a lump sum is not available. The underlying plan, the WestRock Pension Plan, to

INGEVITY - 2019 Proxy Statement - 38

which our Retirement Restoration Plan relates was frozen (generally) on December 31, 2015. Accordingly, the values above represent a historic liability accrued under the former Parent’s plan, the

WestRock Pension Plan with respect to service performed for WestRock, not Ingevity.

Non-Qualified Deferred Compensation at 2018 Fiscal Year End
The Company maintains a non-qualified deferred compensation plan that permits executives to defer up to 80 percent of their base salary and 100 percent of their short-term incentive compensation. The plan also operates as an excess benefit plan enabling employees to defer salary, Company matching, transition and other non-contributing contributions in excess of Internal Revenue Code limits that apply to the Company’s qualified 401(k) Savings Plan. Amounts contributed may be allocated towards notional accounts into up to 16 investment funds as directed by the executive.

There is no guaranteed investment return with respect to any of these funds. The funds mirror those options available to all employees who participate in the Company’s broad-based qualified 401(k) Savings Plan including two additional funds. In 2018, the Company adopted the use of a Rabbi Trust which is funded through the purchase of Company Owned Life Insurance.

The table below includes information on each of our NEO’s non-qualified deferred compensation plan accounts for 2018.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End (3) ($)
D. Michael Wilson	428,100	208,875	(95,928)	—	1,139,187
John C. Fortson	54,885	82,328	(23,326)	—	292,881
Katherine P. Burgeson	164,125	42,525	(17,923)	—	342,494
Michael P. Smith	305,729	34,406	(25,543)	—	357,562
S. Edward Woodcock	97,602	70,171	(17,868)	—	298,102

(1)
After each NEO reaches the designated maximum contribution or contribution limit under the Company’s 401(k) Savings Plan, he or she may continue to defer compensation under Company's deferred compensation plan, and separately he or she can defer up to 80 percent of his or her eligible compensation into the this plan. These amounts represent contributions made by each of our NEOs during 2018 and are included as salary and non-equity incentive compensation as reported in the Summary Compensation Table.

(2)
These amounts represent contributions by the Company that exceeded the qualified plan contribution and compensation limits applicable to matching, non-elective, and transition contributions that would otherwise have been made to the Company’s qualified 401(k) Savings Plan, but for the limits applicable to such plan. These amounts are reported as 2018 compensation in the Summary Compensation Table.

(3)
The amounts in this column are calculated by adding the amounts set forth in each of the first four columns of this table for each NEO to the applicable NEO’s aggregate balance as of the end of fiscal 2017. For each NEO, the portion of the aggregate balance at 2018 fiscal year end that was reported in the Summary Compensation Table for a prior fiscal year are as follow: Mr. Wilson $598,140; Mr. Fortson $178,994; Ms. Burgeson $153,767; Mr. Smith $42,970 and Mr. Woodcock $148,197.

INGEVITY - 2019 Proxy Statement - 39

Potential Payments Upon Involuntary Termination
(other than Change of Control)
The table below shows the severance benefits that would be payable to each of our NEOs if he or she had experienced an involuntary termination of employment from the Company on December 31, 2018 (absent cause and excluding death, disability or retirement), pursuant to the terms of Severance and Change of Control Agreements.

Amounts Shown in $	D. Michael Wilson	John C. Fortson	Katherine P. Burgeson	Michael P. Smith	S. Edward Woodcock
Cash Severance(2)	3,600,000	1,287,750	936,000	660,000	511,500
Prorated Target Incentive(3)	900,000	353,500	234,000	260,000	181,500
Prorated Vesting Options(1), (4)	2,793,572	1,496,268	435,088	243,335	302,925
Prorated Vesting RSUs(1), (5)	529,674	251,405	77,832	55,403	58,248
Prorated Vesting PSUs(1), (5)	3,639,427	1,802,515	539,633	371,416	397,193
Post-Termination Health Care(6)	41,781	31,336	30,981	20,891	20,891
Outplacement Services and Financial Planning(7)	40,000	40,000	40,000	40,000	40,000
Total	11,544,454	5,262,774	2,293,534	1,651,045	1,512,257

(1)
These amounts assume a stock price of $83.69, which was the closing price of the Company’s stock on December 31, 2018, the assumed termination date. Actual values will vary based on changes in the Company’s stock price on the termination date.

(2)
Severance and Change in Control agreements entered into in 2017 with Messrs. Wilson, Fortson and Ms. Burgeson provide for the payment of cash severance in the amount of two times the sum of the executive’s base salary and target annual incentive for Mr. Wilson, and one and one-half times the sum of the NEO’s base salary and target annual incentive for Mr. Fortson and Ms. Burgeson. The severance is payable over two years for Mr. Wilson and eighteen months for Mr. Fortson and Ms. Burgeson. In the case of Messrs. Smith and Woodcock, both would receive a cash severance payment equal to one times their base salary and target annual incentive payable over a one-year period.

(3)	This represents the value of the annual STIP (assuming target performance levels) payable upon termination. Actual payout for 2018 was at 192 percent for Mr. Smith and 200 percent for the other NEO's.

(4)
This represents the intrinsic value of stock options that would vest in full in the event of an involuntary termination, other than for cause, absent a change of control, assuming a termination date occurred on December 31, 2018.

(5)
These represent the value of 2016 and 2017 RSU and PSU awards which would vest in the event of an involuntary termination, other than for cause, absent a change of control, assuming target performance.

(6)
This represents a cash lump sum payment in lieu of continued health care coverage pursuant to the executive's Severance and Change of Control Agreements. For Mr. Wilson, this represents the cost of two years of health care coverage for Mr. Fortson and Ms. Burgeson 18 months and for Mr. Smith and Mr. Woodcock one year.

(7)
This represents the value of twelve months of outplacement services ($25,000), a benefit that is also provided for under the terms of the severance plan, as well as one year of financial counseling ($15,000).

Potential Payments Upon Termination — Retirement
The Omnibus Plan provides for accelerated vesting due to retirement at age 65 (or 55 with twenty years of service). None of the NEOs are eligible for special vesting rights under the plan’s retirement provisions assuming a December 31, 2018 termination date.

INGEVITY - 2019 Proxy Statement - 40

Potential Payments Upon Termination — Death or Disability
The table below reflects the impact for death or disability as of December 31, 2018, under the terms of the Company’s plans and programs.

Amounts Shown in $	D. Michael Wilson	John C. Fortson	Katherine P. Burgeson	Michael P. Smith	S. Edward Woodcock
Intrinsic Value of Stock Option(1),(2)	3,684,810	1,905,506	571,592	324,260	405,874
Performance-Based RSU Award(1), (3)	3,639,427	1,802,515	539,633	371,416	397,193
Service-Based RSU Award(1),(4)	529,674	251,405	77,832	55,403	58,248
Deferred Compensation(5)	1,139,187	292,881	342,494	357,532	298,102
Total	8,993,098	4,252,307	1,531,551	1,108,611	1,159,417

(1)
These amounts assume a stock price of $83.69, which was the closing price of the Company’s stock on December 31, 2018, the assumed termination date. Actual values will vary based on changes in the Company’s stock price on the termination date.

(2)	This represents the intrinsic value of unvested stock options, that would vest as of the termination date following the death or disability of the executive.

(3)
This represents the prorated value of 2016 and 2017 PSU awards that would vest as of the termination date following the death or disability of the executive, assuming target performance with proration.

(4)	This represents the prorated value of 2016 and 2017 RSU awards that would vest as of the termination date following the death or disability of the executive.

(5)	This represents the value of the executive’s non-qualified deferred compensation account payment accelerated in the event of death or disability.

Potential Payments Upon Termination and Change of Control
The Company has approved and entered into Severance and Change of Control Agreements with each of its NEOs. Under these agreements, participants are entitled to severance payments if their employment with Ingevity terminates within two years following a change of control (for any reason other than cause, disability, death or a termination initiated by the participant without good reason, all as defined). The table below reflects the amount of compensation that would be payable to each of our NEOs as if the NEO’s employment had terminated on December 31, 2018 based on their respective Severance and Change of Control Agreements. The benefits described are in addition to any benefits available prior to the occurrence of a change of control, such as qualified plan distributions from the Company’s 401(k) Savings Plan, payment of any accrued vacation or exercises of any stock options already exercisable.
For Messrs. Wilson, Fortson and Ms. Burgeson, if a change of control termination event occurs on or before January 1, 2020, and such NEO is terminated by the Company or any successor (or he or she terminates employment on account of Good Reason)

before January 1, 2020 absent cause within one year following a change of control, he or she is entitled to receive cash severance in the amount of three years (for Mr. Wilson) and two years (for Mr. Fortson and Ms. Burgeson) of his or her then-current base salary and target bonus for such period, the payment of which is to be made over a three-year period (for Mr. Wilson) and two-years (for Mr. Fortson and Ms. Burgeson). For termination on or after January 1, 2020, Mr. Wilson would receive a severance payment equal to three times the sum of his then current annual base salary and his target incentive, payable in a single lump sum. For Mr. Fortson and Ms. Burgeson, they would receive severance payments equal to two times the sum of their then current annual base salary and their target incentive, payable in a single lump.
Messrs. Smith and Woodcock would receive severance payments equal to two times the sum of their annual base salary and their target incentive, payable in a single lump sum in accordance with their agreements, which are consistent with the provisions discussed above for Messrs. Wilson and Fortson and Ms. Burgeson.

INGEVITY - 2019 Proxy Statement - 41

No Gross-Up
The Severance and Change of Control Agreements covering our NEOs do not include any gross-up feature payable to NEOs with respect to any excise taxes owed in connection with a change of control severance payment.

Release of Claims and Noncompetition and Non-Solicitation Agreement
Severance is not payable to any NEO unless and until he or she signs a release of claims against the Company. The agreements also include post-

termination covenants relating to confidentiality, non-competition and non-solicitation.

Equity Acceleration (Double Trigger)
In the event of a change of control event where the NEO receives a “replacement award,” there will be no accelerated vesting, exercisability, and/or payment of an outstanding award, unless the NEO’s employment is terminated without cause, other than as a result of death or disability, or the NEO resigns for Good Reason within two years of the change of control event. In such cases, upon the second trigger, NEO holders of such awards will be entitled to accelerated vesting, and his or her awards will be exercisable and/or will be settled.

If a NEO does not receive a replacement award or if the award is not otherwise assumed by the acquirer, then upon the occurrence of a change of control, all outstanding unvested options will be fully vested and exercisable and all restrictions applicable to outstanding stock awards that are not performance-based will lapse in full and the awards will be fully vested. With respect to performance awards, upon a change of control, such awards will be considered earned at their target value (or, if greater, the level of achievement as of the date of the change of control, if determinable by the Compensation Committee) and will immediately be paid or settled subject to the provisions of Section 409A of the Code.

INGEVITY - 2019 Proxy Statement - 42

Change of Control Severance Payments
The table below reflects the impact of an involuntary termination of employment (or Good Reason termination, if applicable) on December 31, 2018 under the terms of the Company’s Severance and Change of Control agreements in place with our NEOs in effect on December 31, 2018:

Amounts Shown in $	D. Michael Wilson	John C. Fortson	Katherine P. Burgeson	Michael P. Smith	S. Edward Woodcock
Cash Severance(2)	5,400,000	1,717,000	1,248,000	1,320,000	1,023,000
Pro-Rata Target Incentive(3)	900,000	353,500	234,000	260,000	181,500
Intrinsic Value of Stock Option(1),(4)	3,684,810	1,905,506	571,592	359,362	405,874
Performance-Based RSU Award(1),(5)	6,025,010	2,754,907	904,438	744,255	692,535
Service-Based RSU Award(1),(6)	1,758,745	742,163	265,214	526,075	209,978
Post-Termination Healthcare(7)	62,672	41,781	41,308	41,781	41,121
Outplacement Services and Financial Planning(8)	40,000	40,000	40,000	40,000	40,000
Deferred Compensation(9)	1,139,187	292,881	—	—	298,102
Total	19,010,424	7,847,738	3,304,552	3,291,473	2,892,110

(1)
These amounts assume a stock price of $83.69, which was the closing price of the Company’s stock on December 31, 2018, the assumed termination date. Actual values will vary based on changes in the Company’s stock price on the termination date.

(2)
The change of control cash severance is equal to three times the sum of base salary plus the executive’s current target annual cash incentive award for Mr. Wilson. For Messrs. Fortson, Smith, Woodcock and Ms. Burgeson, the change in control cash severance is equal to two times the sum of base salary plus the executive’s current target annual cash incentive award.

(3)
This represents the value of the annual STIP (assuming target performance levels) payable upon termination in connection with a change of control. Actual payout for 2018 was at 192 percent for Mr. Smith and 200 percent for the other NEOs.

(4)	This represents the intrinsic value of unvested stock options, which vest as of the termination date following a change of control scenario.

(5)	This represents the value of 2016, 2017 and 2018 PSU awards which would vest in full in connection with a termination following a change of control, assuming target performance with no proration.

(6)	This represents the full value of 2016, 2017 and 2018 RSU awards that vest in full upon a termination of employment following a change of control.

(7)
This represents a cash lump sum payment in lieu of continued health care coverage pursuant to each respective executive's Severance and Change of Control Agreement. For Mr. Wilson, this represents the cost of three years of health care coverage and for the other executives it represents two years.

(8)	This represents the value of outplacement services for one year following termination of employment ($25,000) and financial counseling for one year ($15,000).

(9)
This represents the value of the executive’s non-qualified deferred compensation account payment accelerated in the event of a change of control based on the executive’s election. Absent an executive election, no acceleration occurs on a change of control.

INGEVITY - 2019 Proxy Statement - 43

RELATED PARTY TRANSACTIONS
Under its charter, the Governance Committee is charged with reviewing all potential related party transactions. Our policy has been that the Governance Committee, which is comprised solely of independent directors, reviews and then recommends such related party transactions to the entire Board for further review and approval.

All such related party transactions are then required to be reported under applicable SEC rules. Aside from this policy, we have not adopted additional procedures for review of, or standards for approval of, related party transactions but instead review such transactions on a case by case basis.

Transactions
The Governance Committee has not identified any related party transactions since the beginning of the fiscal year ended December 31, 2018 and none are currently proposed.
AUDIT COMMITTEE REPORT
Management is responsible for the Company’s financial reporting process, including the effectiveness of its internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and the Company’s internal control over financial reporting and issuing reports thereon. The Audit Committee’s responsibility is, among other things, to monitor and oversee these processes and to report thereon to the Board.
Throughout 2018, the Audit Committee received regular reports from management, the internal auditors and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, regarding the plans for, and scope and results of, their audits and reviews of the Company’s financial statements and internal control over financial reporting.
Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP.

This review included discussions with PricewaterhouseCoopers LLP of the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.
The Audit Committee also received from PricewaterhouseCoopers LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP the issue of their independence from the Company.
Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
THE AUDIT COMMITTEE
Jean S. Blackwell, Chair
Luis Fernandez-Moreno
J. Michael Fitzpatrick
Daniel F. Sansone
CEO Pay Ratio Disclosure
The Compensation Committee reviewed a comparison of our Chief Executive Officer’s (CEO) annual total compensation. We determined that the 2018 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2018, other than our CEO, D. Michael Wilson, was $81,092; Mr. Wilson’s 2018 annual total compensation was $5,422,777; and the ratio of these amounts was 1-to-67.
As of December 31, 2018, our total population consisted of 1,655 employees, of which 1,351 were in the United States and 304 were in non-US jurisdictions. Pursuant to the Pay Ratio SEC rules, we excluded six(6) employees from India under the de minimis exemption. After applying this exemption, the employee population used for purposes of identifying the median employee consisted of 1,649 employees of which 1,351 were in the United States and 298 were located in non-US jurisdictions.
To identify the median compensated employee, we used total cash compensation, determined in the same manner as the “Total Compensation” column shown for our CEO in the Summary Compensation Table on page 35 of this proxy.

INGEVITY - 2019 Proxy Statement - 44

Pay elements that were included in the annual total compensation for each employee are:

•	Base salary received in 2018 annualized for those permanent employees hired mid-year during 2018

•	Annual incentive paid or actual bonus paid for 2018

•	Overtime and allowances, as applicable, for fiscal 2018

•	Grant fair value of stock options, PSUs, and RSUs granted in 2018

•	Company paid 401(k) contributions in 2018

•	Company paid non-qualified plan contributions in 2018

•	Company paid life insurance premiums in 2018
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with the Pay Ratio Securities and Exchange Commission (SEC) rules under SEC rules based on our payroll and employment records and the methodology described above.

INGEVITY - 2019 Proxy Statement - 45

PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (SAY-ON-PAY)
In accordance with the requirements of Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the following resolution concerning the compensation of our NEOs:
RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis and the tabular compensation disclosures and related narrative discussion.
In considering this proposal, we encourage you to review the CD&A beginning on page 20 and the tabular compensation disclosures and accompanying narrative discussion beginning on page 35. The CD&A describes our executive compensation philosophy, programs and objectives, while the tabular compensation disclosures and accompanying narrative discussion provide detailed information on the compensation of our NEOs.
We believe that our compensation policies and procedures are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our stockholders. Our executive compensation philosophy is based on the belief that the compensation of our employees should be set at levels that allow us to attract and retain employees who are committed to achieving high performance and who demonstrate the ability to do

so. We seek to provide an executive compensation package that is driven by our overall financial performance, increased stockholder value, the success of areas of our business directly impacted by the executive’s performance, and the performance of the individual executive. We view our compensation program as a strategic tool that supports the successful execution of our business strategy and reinforces a performance-based culture. The Company employs an executive compensation program for our senior executives that emphasizes long-term compensation over short-term compensation, with a significant portion weighted toward equity awards. This approach strongly aligns our senior executives’ compensation with the interest of our stockholders.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs resulting from the executive compensation policies and practices described in this Proxy Statement.
Because your vote is advisory, it will not be binding upon the Board. However, the Board and Compensation Committee value the opinion of the Company’s stockholders as expressed through their votes on this proposal and will carefully consider the outcome of this proposal in connection with their ongoing evaluation of the Company’s executive compensation program.

Recommendation of the board
The Board recommends that the stockholders vote “FOR” the adoption of this resolution and approve, on an advisory basis, the Company’s executive compensation as described in this proxy statement.

INGEVITY - 2019 Proxy Statement - 46

PROPOSAL NO. 3 — TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for appointing, retaining, fixing the compensation of, and overseeing the work of our independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
Although it is not legally required to do so, the Board has elected to seek stockholder ratification of the appointment of PricewaterhouseCoopers LLP as a matter of good corporate governance. If stockholders do not ratify the appointment of

PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment. Regardless of the outcome of this proposal, the Audit Committee may, in its discretion, select a new independent registered public accounting firm at any time during the year if it believes such a change would be in the Company’s best interest.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Recommendation of the board
The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.
Audit and Other Fees
The following table shows the fees paid by us to PricewaterhouseCoopers LLP for audit and other services provided for the fiscal 2018 and 2017, all of which were preapproved by the Audit Committee.

Amounts Shown in $	2018	2017
Audit Fees	1,379,000	1,132,000
Audit-Related Fees	100,000	50,000
Tax Fees	202,000	227,000
All Other Fees	10,000	15,000
Total	1,691,000	1,424,000

Audit Fees. Fees for professional services performed for the integrated audit of the Company’s annual consolidated financial statements included in the Company’s Form 10-K filing and review of financial statements included in the Company’s Form 10-Q filings. The amount also includes other services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements and, for 2018, audit services related to the acquisition of the Georgia-Pacific pine chemicals business.

Audit-Related Fees. This includes fees paid for services that are reasonably related to the performance of the audit or review of the Company's financial statements. This includes services provided in connection with debt financing transactions.
Tax Fees. This includes fees and expenses for U.S. federal, state, and international tax planning and tax compliance services.
All Other Fees. This category includes fees for services in connection with attestations by PricewaterhouseCoopers LLP that are required by statute or regulation.

INGEVITY - 2019 Proxy Statement - 47

Pre-Approval Policy and Procedures
The Audit Committee’s pre-approval policy requires that all services to be performed by the Company’s independent registered public accounting firm be pre-approved either on a case-by-case basis by the Audit Committee or its delegate or on a categorical basis based on the Audit Committee’s prior approval of a specific category of service and the expected cost thereof. Any request for services involving less than $50,000 may be approved by the Chair of the Audit Committee if it is not practicable to obtain the approval of the full committee, provided that any such approval is presented to the full Audit Committee at its next scheduled meeting.

INGEVITY - 2019 Proxy Statement - 48

PROPOSAL NO. 4 — APPROVAL OF THE AMENDMENTS TO THE CERTFICATE OF INCORPORATION TO ELIMINATE SUPER MAJORITY VOTE REQUIRMENTS AND REMOVE CERTAIN OBSOLETE PROVISIONS

Our Certificate currently requires an affirmative vote of the holders of 75 percent of the voting power of the then outstanding shares of stock entitled to vote in the election of directors to amend certain provisions of our Certificate and By-Laws (the supermajority vote requirement). Our Board of Directors has voted unanimously to approve, and has recommended that our stockholders approve, an amendment to our Certificate to eliminate the supermajority vote requirement and to also remove certain obsolete provisions.

Eliminating Supermajority Vote Requirement
Article V and Article VIII of our Certificate contain a supermajority vote requirement to amend, modify or repeal specific provisions of our Certificate and By-Laws relating to:

•	Special meetings of stockholders, including stockholders’ rights to call such a meeting (Section 1.3 of the By-Laws);

•	The right of directors to set the size of Board and to fill Board vacancies (Section 2.1 and the last sentence of Section 2.2 of the By-Laws);

•	Compensation of non-employee directors and director expense reimbursement (Section 2.11 of the By-Laws);

•	Indemnification rights for certain persons including our directors and officers, as well as the Company’s right to maintain insurance concerning such indemnification (Section 2.12 of the By-Laws);

•	The limitation of personal liability of directors to Ingevity and its stockholders (Article VIII of the Certificate);

•	The vote required for stockholders to amend the Certificate generally and as well as the supermajority vote requirement (Articles V and VIII of the Certificate); and

•
The vote required for stockholders to amend the By-Laws generally as well as the supermajority vote requirement that mirrors the supermajority vote requirement in Article V of the Certificate (the last sentence of Section 7.7 of the By-Laws).

If this proposal is approved by stockholders, any future amendment to the above provisions of the

Certificate will require the approval of a majority of the outstanding shares of Common Stock, which is the default standard under the Delaware General Corporate Law (the "DGCL"). The supermajority vote requirement regarding the above By-Law provisions is also replicated in the Company’s By-Laws. If this proposed amendment to our Certificate is approved by the stockholders, then the Board of Directors intends to effect corresponding amendments to the By-Laws, so that any amendment to the above By-Law provisions will also require the approval of a majority of the outstanding shares of Common Stock.

Notwithstanding elimination of the supermajority vote requirement, any amendment to the Certificate will also require approval of the Board as is required by the DGCL.

The supermajority vote requirement that is the subject of this Proposal 4 were included in our Certificate in connection with the Company’s separation from our former parent company, WestRock Company. Since the spin-off, the Board has engaged in an ongoing review of the Company’s corporate governance principles. After receiving the advice of management, the Board considered the relative weight of the arguments in favor of and against maintaining the supermajority vote requirement. As a result of its review, and after careful deliberation, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Certificate to remove the supermajority vote requirement as described in this Proposal 4.

Removal of Obsolete Provisions
The proposed amendment to our Certificate also removes two obsolete provisions in Article VII of our Certificate that are no longer applicable or relevant. First, the proposed amendment removes from Article VII transition provisions related to the de-staggering of the Company's Board of directors that will be fully implemented and therefore obsolete as of the 2019 Annual Meeting, since at such time all of our directors will be elected to serve one-year terms. Second, the proposed amendment removes a provision prohibiting the removal of a director without cause,

INGEVITY - 2019 Proxy Statement - 49

which ceases to be applicable under the DGCL when a board of directors is not classified or a corporation does not have cumulative voting.

New Article Heading
The proposed amendment also adds a new heading “Article IX” in order to separate current Article VIII into two separate articles, with Article VIII governing personal liability of directors and Article IX concerning amendments to the Certificate.

Required Vote
Our Certificate requires that the affirmative vote of the holders of at least 75 percent of the voting power of all outstanding shares entitled to vote generally in the election of directors to approve this amendment to our Certificate. The general descriptions of the Proposed Amendment set forth above are qualified in their entirety by reference to the text of the Proposed Amendment, which is attached as Appendix A to these proxy materials. Additions to the Certificate are indicated by underlining, and deletions are indicated by strike-outs. If it is approved by the stockholders, this amendment would become effective after the Company files a certificate of amendment with the Secretary of State of Delaware, which would occur promptly after the Annual Meeting.

Recommendation of the board
The Board recommends that the stockholders vote “FOR” the adoption of this resolution and approve the amendment to our Certificate of Incorporation.

QUESTIONS AND ANSWERS REGARDING STOCKHOLDER COMMUNICATIONS, STOCKHOLDER PROPOSALS AND COMPANY DOCUMENTS

How can I obtain copies of Ingevity’s Annual Report and Form 10-K?
We will provide without charge, at the written request of any stockholder of record as of February 25, 2019, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, excluding exhibits. We will provide copies of the exhibits to eligible stockholders making such a request.

Requests for copies of our Annual Report on Form 10-K should be mailed to: Ingevity Corporation, 5255 Virginia Ave, N. Charleston, SC 29406, Attn: Katherine P. Burgeson, Secretary. You may also access a copy of our annual report via the Internet by visiting our website located at http://ir.ingevity.com under the Financial Information tab.

How do I submit a proposal for inclusion next year’s proxy statement?
Under SEC rules, a proposal that a stockholder wishes to include in our proxy statement for the 2020 Annual Meeting must be received by our Corporate Secretary no later than the close of business on November 12, 2019. Proposals should be sent to: Ingevity Corporation, 5255 Virginia Ave, N. Charleston, SC 29406, Attn: Katherine P. Burgeson, Secretary.

Stockholders wishing to submit a proposal should refer to Rule 14a-8 of the Exchange Act, which sets standards for eligibility and specifies the types of proposals that are not appropriate for inclusion in our proxy statement.

INGEVITY - 2019 Proxy Statement - 50

How do I nominate a director for election at next year’s annual meeting of stockholders?
Under our By-Laws, any stockholder entitled to vote in the election of directors at an annual meeting of our stockholders may nominate persons for election as directors by providing written notice of their intent to do so to our Corporate Secretary no less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting.

This means that written notice of any nominations intended to be made at the 2020 Annual Meeting must be delivered between December 27, 2019 and January 26, 2020. Any such notice must contain the information and conform to the requirements specified in our By-Laws.

How do I bring other business before next year’s annual meeting of stockholders?
Under our By-Laws, any stockholder of record wishing to present a matter (other than the nomination of a director or matters that have been submitted for inclusion in our proxy statement for such meeting) in person at the 2020 Annual Meeting must provide written notice to our Corporate Secretary no less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. This means that any notice regarding matters to be presented at the 2020 Annual Meeting must be delivered between December 27, 2019 and January 26, 2020. The notice must contain the information and conform to the requirements specified in our By-Laws.

INGEVITY - 2019 Proxy Statement - 51

APPENDIX A - AMENDMENT TO CERTIFICATE OF INCORPORATION

If stockholders approve Proposal 4 to amend the Company’s Certificate of Incorporation, the text in blue and indicated by underline will be added, text in red and indicated by strike-through will be deleted and text in [green] and will be moved.

In order to eliminate the supermajority vote requirement, Article V shall read as follows:

In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the By-Laws of the Corporation; provided, however, that the By-Laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto~~, provided, further, that, notwithstanding anything to the contrary in this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, Section 1.3, Section 2.1, the last sentence of Section 2.2, Section 2.11, Section 2.12 or the last sentence of Section 7.7 of the By-Laws of the Corporation may be modified, amended or repealed, and any By-Law provision inconsistent with such provisions may be adopted, by the stockholders of the Corporation only by the affirmative vote of the holders of at least 75 percent (75%) of the voting power of the then outstanding Voting Stock (as defined in the next sentence), voting together as a single class.~~
~~For the purposes of this Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.~~

To remove a provision regarding the elimination of the separate classes for directors that is no longer applicable, the second paragraph of Article VII shall read as follows:

Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, ~~the directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the~~

~~term of office of the first class to expire at the 2017 annual meeting of stockholders, the term of office of the second class to expire at the 2018 annual meeting of stockholders and the term of office of the third class to expire at the 2019 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 2017 annual meeting, (a) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the 2019 annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified and (b) beginning at the 2019 annual meeting, directors elected to succeed those directors whose terms then expire~~ directors shall be elected for a term of office to expire at the next annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

In order to eliminate a provision that is no longer necessary since all directors will be in the same class as of the 2019 Annual Meeting, and to remove the use of a defined term, the last sentence of Article VII shall read as follows:

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of the holders of a majority of the voting power of the then outstanding ~~Voting Stock~~ shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class~~, provided, that for as long as the Board of Directors is separated into separate classes, directors may only be removed for cause.~~

In order to make a change related to the elimination the supermajority vote requirement, Article VIII is separated into Articles VIII and IX and shall read as follows:

ARTICLE VIII

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a

INGEVITY - 2019 Proxy Statement - 52

director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE IX

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX; provided, however, that any amendment or repeal of Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; provided, further, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law~~, and provided, further, that any proposed alteration, amendment or repeal of, or the adoption of any provision inconsistent with, Article V and Article VIII of this Certificate of Incorporation (in each case, as in effect on the date hereof) may only be made by the affirmative vote of shares representing not less than seventy-five percent (75%) of the voting power of all of the Voting Stock, voting together as a single class.~~

INGEVITY - 2019 Proxy Statement - 53

APPENDIX-B NON-GAAP FINANCIAL MEASURES
In the CD&A, Ingevity has presented certain financial measures, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP.

Cumulative Earnings (Loss) per Share ("Cumulative EPS")
"Cumulative EPS" is defined as continuing operations diluted EPS attributable to Ingevity stockholders plus restructuring and other (income) charges, net per share, separation costs per share, acquisition and other related costs per share, impairment charges, per share, pension settlement and curtailment (gain)loss per share, cumulative effect of accounting changes per share, the effect of new accounting pronouncements per share, last-in, first-out (LIFO) adjustment (income) expense per share, (gain) loss on currency translation and hyperinflation (gain) loss, per share and the income tax expense (benefit) per share on these items, including the tax expense (benefit) recorded as the result of 2017 U.S. Tax Reform (and related guidance adopted in 2018-2020).

The table below reconciles Cumulative EPS for 2018, 2017, and 2016 to diluted earnings per share, the most directly comparable financial measure calculated in according with GAAP set forth in the Company's 2018 Form 10-K.

Adjusted EBITDA
“Adjusted EBITDA” is defined as Net income (loss) plus interest expense, net, provision (benefit) for income taxes, separation costs, restructuring and other (income) charges, net, acquisition and other related costs, depreciation and amortization.

In section entitled “2018 Performance Highlights” and in the description of D. Michael Wilson’s individual performance achievements in the CD&A we discuss

Adjusted EBITDA. For more information regarding the non-GAAP financial measure Adjusted EBITDA for both fiscal years 2018 and 2017, including a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Use of Non-GAAP Financial Measures” on page 48 of the 2018 Form
10-K.

Segment EBITDA and Segment EBITDA Margin
“Segment EBITDA” is defined as segment profit plus depreciation and amortization.
In the description of Michael P. Smith’s and S. Edward Woodcock’s individual performance achievements in the CD&A we discuss Segment EBITDA. For more information regarding the non-GAAP financial measure Segment EBITDA for both fiscal years 2018 and 2017, including a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Use of Non-GAAP Financial Measures” on page 48 of the 2018 Form 10-K.

The table below reconciles Segment EBITDA and Segment EBITDA margin for 2018 and 2017 to segment operating profit and segment operating profit margin, respectively, the most comparable financial measures calculated in accordance with GAAP set forth in the Company’s 2018 Form 10-K.

INGEVITY - 2019 Proxy Statement - 54

Company STIP-Adjusted EBITDA
“Company STIP-Adjusted EBITDA” is defined as Adjusted EBITDA, plus or minus the impact of Separation-related Reimbursement Awards and certain non-cash gains or charges.
In the section entitled “2018 Short-Term Incentive Plan (“STIP”)” in the CD&A we discuss Company STIP-Adjusted EBITDA for fiscal year 2018. Company STIP-Adjusted EBITDA was selected as a performance measure under the Short Term Incentive Plan for 2018 because Adjusted EBITDA is the primary performance measurement of the Company’s earnings guidance and drives behavior consistent with the stockholders’ interests.

Additionally, for compensation award purposes, eliminating the fair market gain or loss from the Separation-related Reimbursement Awards and other certain non-cash gains or losses was appropriate because the impacts of both were primarily driven by external market conditions and not by decisions management could directly influence.
The table below reconciles Company STIP-Adjusted EBITDA for 2018 to net income for 2018, the most comparable financial measure calculated in accordance with GAAP set forth in the Company’s 2018 Form 10-K.

Business Unit STIP-Adjusted EBITDA ("BU STIP-Adjusted EBITDA")
“BU STIP-Adjusted EBITDA" is defined as Segment EBIDTA, plus or minus the impact of Separation-related Reimbursement Awards and certain non-cash gains or charges.
In the section entitled “2018 Short-Term Incentive Plan (“STIP”)” in the CD&A we discuss each segment's BU STIP-Adjusted EBITDA for fiscal year 2018. These metrics were selected as a performance measure under the Short Term Incentive Plan for 2018 because Segment EBITDA is the primary performance measurements of the Company’s segment earnings and drives behavior consistent with the stockholders’ interests.

Additionally, for segment compensation award purposes, eliminating the fair market gain or loss from the Separation-related Reimbursement Awards and other certain non-cash gains or losses was appropriate because the impacts of both were primarily driven by external market conditions and not by decisions management could directly influence.
The table below reconciles Performance Chemicals' BU STIP-Adjusted EBITDA and Performance Materials' BU STIP-Adjusted EBITDA for 2018 to each segment's operating profit for 2018, respectively, the most comparable financial measure calculated in accordance with GAAP set forth in the Company’s 2018 Form 10-K.

Free Cash Flow
“Free Cash Flow” is defined as operating cash flow less capital expenditures.
In the section entitled “2018 Performance Highlights” in the CD&A we discuss Free Cash Flow for fiscal year 2018. Management believes that free cash flow is an important liquidity measure for the Company and that it is useful to investors and management as a measure of the ability of our business to generate cash. The table below reconciles the Company’s Free Cash Flow for 2018 to net cash provided by operating activities for 2018, the most comparable financial measure calculated in accordance with GAAP set forth in the Company’s 2018 Form 10-K.

Average Return on Invested Capital ("Average ROIC")
“Average ROIC” is defined as net operating profit after tax (NOPAT) divided by the average Invested Capital for the period.

NOPAT is defined as net income (loss) from continuing operations plus interest expense (income), net, restructuring and other (income) charges, separation cost, acquisition and other related costs, pension settlement and curtailment (gain) loss, and the income tax expense (benefit) on these items, including the tax expense (benefit) recorded as the result of 2017

U.S. Tax Reform (and related guidance adopted in 2018-2020).

Invested Capital is defined as total debt including financing lease obligations (including the amounts recorded as the result of adoption of new accounting standards), less the financing lease restricted investment plus total Ingevity stockholders’ equity. Average Invested Capital will be defined as a two (2) point average: (beginning calendar year Invested Capital

INGEVITY - 2019 Proxy Statement - 55

plus end of calendar year Invested Capital) divided by two.

The table below calculates the Company’s Average ROIC for 2018. The tables below also reconcile NOPAT (Average ROIC numerator) to Net Income Attributable to Ingevity Stockholders, the most comparable measure calculated in accordance with GAAP, and calculates Average Invested Capital (Average ROIC denominator) using the balance sheet. See the Company’s 2018 Form 10-K for more information our consolidated balance sheet.

Reconciliation of Diluted EPS (GAAP) to Cumulative EPS (Non-GAAP)

Shares In millions, unaudited	Year Ending 2018	Year Ending 2017	Year Ending 2016
Diluted earnings (loss) per common share (GAAP)	$3.97	$2.97	$0.83
Restructuring and other (income) charges	(0.01)	0.09	0.98
Separation costs	—	0.02	0.41
Acquisition and other related costs	0.28	0.17	—
Pension and postretirement settlement and curtailment charges (income)	0.01	—	—
Tax effect on items above	(0.07)	(0.09)	(0.14)
Tax benefit from U.S. Tax Reform	(0.05)	(0.58)	—
Diluted adjusted earnings (loss) per share (Non-GAAP)	$4.13	$2.58	$2.08

Adjustments:
Separation-related Reimbursement Awards, net of tax(1)	(0.01)	—	0.04
Certain non-cash (income) charges, net of tax(2)	0.01	(0.04)	(0.02)
Diluted adjusted earnings (loss) per share, net of adjustments	$4.13	$2.54	$2.10
Cumulative EPS (Non-GAAP)(3)	$8.77

(1)
For more information regarding the amount please see “Note 6: Fair Value Measurements” to the “Notes to the Consolidated and Combined Financial Statements” included within the “Item 8. Financial Statements” in our 2018 Form 10-K.

(2)
Represents certain non-cash costs primarily including non-cash income resulting from inventory adjustments recorded during the period in accordance with last-in, first-out (“LIFO”) inventory accounting, adoption impacts from ASC 606 - Revenue from Contracts with Customers, and non-cash translation impacts associated with currency exchange rate fluctuations.

(3)	Sum of 2016, 2017, and 2018.

INGEVITY - 2019 Proxy Statement - 56

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP) to Company STIP-Adjusted EBITDA (Non-GAAP)

In millions, unaudited	Year Ending 2018	Year Ending 2017	Year Ending 2016
Net income (loss) (GAAP)	$181.8	$145.2	$44.4
Provision (benefit) for income taxes	40.0	29.6	42.6
Interest expense	35.0	18.1	19.3
Interest income	(5.2)	(2.3)	(1.4)
Separation costs	0.0	0.9	17.5
Depreciation and amortization	57.0	40.4	38.8
Restructuring and other (income) charges, net	(0.5)	3.7	41.2
Pension settlement and curtailment (income) charges	0.2	0.0	0.0
Acquisition and other related costs	12.2	7.1	—
Adjusted EBITDA (Non-GAAP)	$320.5	$242.7	$202.4
Separation-related Reimbursement Awards(1)	(0.3)	0.3	1.6
Certain non-cash charges(2)	0.3	(3.3)	(0.7)
Company STIP-Adjusted EBITDA (Non-GAAP)	$320.5	$239.7	$203.3

(1)
For more information regarding the amount please see “Note 6: Fair Value Measurements” to the “Notes to the Consolidated and Combined Financial Statements” included within the “Item 8. Financial Statements” in our 2018 Form 10-K.

(2)
Represents certain non-cash costs primarily including non-cash income resulting from inventory adjustments recorded during the period in accordance with last-in, first-out (“LIFO”) inventory accounting, adoption impacts from ASC 606 - Revenue from Contracts with Customers, and non-cash translation impacts associated with currency exchange rate fluctuations.

Segment EBITDA

In millions, except percentages unaudited	Year Ending 2018	Year Ending 2017	Year Ending 2016
Performance Materials
Segment operating profit (GAAP)	$147.2	$122.0	$106.9
Depreciation and amortization	22.2	19.8	16.4
Segment EBITDA (Non-GAAP)	$169.4	$141.8	$123.3
Net Sales	$400.4	$349.3	$301.0
Segment operating margin	36.8%	34.9%	35.5%
Segment EBITDA margin	42.3%	40.6%	41.0%

In millions, except percentages unaudited	Year Ending 2018	Year Ending 2017	Year Ending 2016
Performance Chemicals
Segment operating profit (GAAP)	$116.3	$80.3	$56.7
Depreciation and amortization	34.8	20.6	22.4
Segment EBITDA (Non-GAAP)	$151.1	$100.9	$79.1
Net Sales	$733.2	$623.1	$607.3
Segment operating margin	15.9%	12.9%	9.3%
Segment EBITDA margin	20.6%	16.2%	13.0%

INGEVITY - 2019 Proxy Statement - 57

Reconciliation of Segment Operating Profit (GAAP) to BU STIP-Adjusted EBITDA (Non-GAAP)

	Year Ending 2018(1)
In millions, unaudited	Performance Chemicals	Performance Materials
Segment operating profit (GAAP)	$116.3	$147.2
Depreciation and amortization	34.8	22.2
Separation-related Reimbursement Awards(2)	(0.3)	0.0
Certain non-cash charges(3)	0.4	1.4
STIP-Adjusted EBITDA (Non-GAAP)	$151.2	$170.8

(1)	BU STIP-Adjusted EBITDA is a new metric for 2018.

(2)
For more information regarding the amount please see “Note 6: Fair Value Measurements” to the “Notes to the Consolidated and Combined Financial Statements” included within the “Item 8. Financial Statements” in our 2018 Form 10-K.

(3)
Represents certain non-cash costs primarily including non-cash income resulting from inventory adjustments recorded during the period in accordance with last-in, first-out (“LIFO”) inventory accounting, adoption impacts from ASC 606 - Revenue from Contracts with Customers, non-cash translation impacts associated with currency exchange rate fluctuations, and an impairment charge in our Performance Materials' segment of an equity security.

Reconciliation of Operating Cash Flow (GAAP) to Free Cash Flow (Non-GAAP)

In millions, unaudited	Year Ending 2018	Year Ending 2017
Cash Flows from Operating Activities (GAAP)	$252.0	$174.3
Capital expenditures	(93.9)	(52.6)
Free Cash Flow (Non-GAAP)	$158.1	$121.7
Reconciliation of Net Income (Loss) Attributable to Ingevity Stockholders (GAAP) to NOPAT (Non-GAAP)

In millions, unaudited	Year Ending 2018
Net income (loss) attributable to Ingevity stockholders (GAAP)	$169.1
Restructuring and other (income) charges, net	(0.5)
Acquisition and other related costs	12.2
Pension settlement and curtailment (gain) loss	0.2
Tax effect on items above	(3.0)
Tax benefit from U.S. Tax Reform	(1.9)
Adjusted earnings (loss) (Non-GAAP)	$176.1

Adjustments:
Interest expense, net	$29.8
Separation-related Reimbursement Awards(1)	(0.3)
Certain non-cash charges(2)	0.3
Tax effect on items above	(6.9)
NOPAT (Non-GAAP) (Average ROIC numerator)	$199.0

(1)
For more information regarding the amount please see “Note 6: Fair Value Measurements” to the “Notes to the Consolidated and Combined Financial Statements” included within the “Item 8. Financial Statements” in our 2018 Form 10-K.

(2)
Represents certain non-cash costs primarily including non-cash income resulting from inventory adjustments recorded during the period in accordance with last-in, first-out (“LIFO”) inventory accounting, adoption impacts from ASC 606 - Revenue from Contracts with Customers, and non-cash translation impacts associated with currency exchange rate fluctuations.

INGEVITY - 2019 Proxy Statement - 58

Calculation of Invested Capital

	December 31,
In millions, unaudited	2018	2017
Total Ingevity Stockholders' Equity	$338.7	$263.9
Total Debt including capital lease obligation	758.9	455.0
Less: Restricted Investment	(71.2)	(71.3)
Invested Capital	$1,026.4	$647.6
Average Invested Capital (Average ROIC denominator)	$837.0
Calculation of Average ROIC

In millions, unaudited	2018
NOPAT (Average ROIC numerator)	$199.0
Average Invested Capital (Average ROIC denominator)	$837.0
Average ROIC	23.78%

Calculation of BU STIP Payout Percentage

In millions, except percentages, unaudited	Funding	Mr. Smith Goal	Mr. Woodcock Goal
Maximum Performance	200%	$155.0	$170.0
Above Target Performance	150%	148.0	162.0
Difference	50%	$7.00	$8.00
Additional funding % per $1.0 million Above Target Performance		7.1%	6.3%
Actual BU STIP-Adjusted EBITDA		151.2	170.8
Actual BU STIP-Adjusted EBITDA over Above Target Goal		3.2	8.8
Additional Funding Above Target Performance		23%	55%
BU Funding Percentage (Above Target plus Additional) (1)		173%	200%
BU Funding Percentage Allocation (BU Funding Percentage x 30% allocation)	A	52%	60%
Company Funding Percentage		200%	200%
Company Funding Percentage Allocation (Company Funding Percentage x 70 % allocation)	B	140%	140%
BU STIP Payout Percentage	=A+B	192%	200%

(1)	Maximum payout is 200 percent.

INGEVITY - 2019 Proxy Statement - 59

INGEVITY CORPORATION
SHAREOWNER SERVICES
P.O. BOX 64945
ST. PAUL, MN 55164-0945

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/24/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/24/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of the below Director nominees,each for a one-year term or until his or her successor is duly elected and qualified;

Nominees	For	Against	Abstain
1. Jean S. Blackwell	☐	☐	☐
2. Luis Fernandez-Moreno	☐	☐	☐
3. J. Michael Fitzpatrick	☐	☐	☐
4. Diane H. Gulyas	☐	☐	☐
5. Richard B. Kelson	☐	☐	☐
6. Frederick J. Lynch	☐	☐	☐
7. Karen G. Narwold	☐	☐	☐
8. Daniel F. Sansone	☐	☐	☐
9. D. Michael Wilson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.	For	Against	Abstain
2. Approval, on an advisory (non-binding) basis, of the compensation paid to Ingevity's named executive officers ("Say-on-Pay").	☐	☐	☐
3. Ratification of the appointment of Pricewaterhouse Coopers LLP as our independent registered public accounting firm for fiscal 2019.	☐	☐	☐
4. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate") to eliminate the supermajority vote requirements with respect to certain Certificate and By-Law amendments by stockholders, and to remove certain obsolete provisions.	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000402488_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, AR/10K Wrap is/are available at www.proxyvote.com

INGEVITY CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Thursday, April 25, 2019 9:30 a.m.
The Daniel Island Club, 600 Island Park Drive Charleston, South Carolina 29492

INGEVITY CORPORATION

5255 Virginia Ave, North Charleston, SC 29406

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on Thursday, April 25, 2019.

The undersigned hereby appoints Katherine P. Burgeson and Ryan C. Fisher, and both of them, proxies, with full power of substitution in each, to represent and to vote the common stock of INGEVITY CORPORATION, which the undersigned is entitled to vote at the 2019 Annual Meeting of Stockholders scheduled to be held at 9:30 AM, local time on April 25, 2019, at The Daniel Island Club, 600 Island Park Drive, Charleston, South Carolina, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted as specified on the reverse side. If no specification is made, this proxy will be voted "FOR" each of the director nominees listed in Proposal 1, and "FOR" Proposals 2, 3 and 4, and in their discretion, upon such other business as properly comes before the Annual Meeting.

0000402488_2 R1.0.1.18

Continued and to be signed on reverse side